Braskem S.A.
Report of Independent Accountants
on Limited Reviews of
the Quarterly Information
March 31, 2005

Report of Independent Accountants
on Limited Reviews


To the Board of Directors and Stockholders
Braskem S.A.




1 We have carried out limited reviews of the accounting information included in the Quarterly Information (ITR) of Braskem S.A. for the quarters ended March 31, 2005 and 2004. This information is the responsibility of the Company's management. The limited reviews of the quarterly information at March 31, 2005 and 2004 of the jointly-controlled entity Politeno Industria e Comercio S.A. and of the associated company Petroflex Industria e Comercio S.A., which are recorded under the equity method, were conducted by other independent accountants. Our reviews, insofar as they relate to the amounts of these investments and the profits generated by them, of R$ 220,994 thousand and R$ 23,634 thousand, respectively, at March 31, 2005, and R$ 192,121 thousand and R$ 12,415 thousand, respectively, at March 31, 2004 (at December 31, 2004 investments of R$ 203,465 thousand), is based solely on the opinions of the other independent accountants.

2 Our reviews were carried out in accordance with specific standards established by the Institute of Independent Auditors of Brazil (IBRACON), in conjunction with the Federal Accounting Council (CFC), and mainly comprised: (a) inquiries of and discussions with management responsible for the accounting, financial and operating areas of the Company with regard to the main criteria adopted for the preparation of the quarterly information and (b) a review of the significant information and of the subsequent events which have, or could have, significant effects on the Company's financial position and operations.

Braskem S.A.



3 Based on our limited reviews, and on the reports of other independent accountants on the limited reviews, we are not aware of any material modifications that should be made to the quarterly information referred to above in order that such information be stated in accordance with the accounting practices adopted in Brazil applicable to the preparation of quarterly information, consistent with the Brazilian Securities Commission
     (CVM) regulations.

4 The Quarterly Information (ITR) also includes accounting information for the quarter ended December 31, 2004. We audited such information at the time it was prepared, in connection with the audit of the financial statements as of and for the year then ended, on which we issued an unqualified opinion dated February 10, 2005, with paragraphs emphasizing the matters mentioned below.

5 As described in Notes 17(c) and 20 to the quarterly information, Braskem S.A. and certain subsidiaries are parties to significant lawsuits which seek exemption from payment of social contribution on net income and a lawsuit regarding the validity of Clause 4 of the Collective Labor Agreement of the Union of the Employees of Petrochemical, Plastic Chemicals and Related Companies of the state of Bahia (SINDIQUIMICA). Based on the opinion of its outside legal advisors and Company management, no material losses are expected from these disputes. Accordingly, these financial statements do not include any provisions to cover the possible effects of these lawsuits.

6 Based on the decision of the Federal Supreme Court (STF), the management of the former indirect subsidiary OPP Quimica S.A., merged into Braskem S.A. in March 2003, recorded an Excise Tax (IPI) credit in the amount of R$ 1,030,125 thousand in the results for the year ended December 31, 2002. Although the National Treasury has filed an appeal of certain aspects of this decision, as described in Note 9(i), management has concluded, based on the opinion of its external legal advisors that this appeal cannot significantly alter the receivable recorded by the subsidiary.

7 The Company belongs to a group of companies comprising the Braskem Group and carries out financial and commercial transactions, in significant amounts, with its subsidiaries and other Group companies, under the conditions described in Note 8 to the quarterly information.

Braskem S.A.

8 As described in Note 1(b) to the quarterly information, the Company and some of its subsidiaries are involved in a broad business and corporate restructuring process, as part of the overall restructuring of the Brazilian petrochemical industry, intended to give the industry a more adequate capital structure, greater profitability, competitiveness and economies of scale. The Company and some of its subsidiaries are being, and will continue to be, affected by economic and/or corporate changes resulting from this process, the outcome of which will determine how the operations of the Company and its subsidiaries will develop. Additionally, this process and the matters described in Note 2 have affected the comparability between the quarterly information as of March 31, 2005 and the quarterly information of the prior year.

9 As described in Notes 10, 11, and 12 to the quarterly information statements, the Company and some of its subsidiaries recognized goodwill on the acquisition of investments based on the fair values of fixed assets and the expected future profitability of the investees. These goodwill balances are being amortized in accordance with the period of return defined in the independent valuation reports and the financial projections prepared by management. The maintenance of the goodwill balances, and the current amortization criteria in the financial statements of future years will depend upon the realization of the projected cash flows and income and expenses used by the valuers in determining the fair values, as well as the future profitability of the investees.

10 Our reviews were conducted for the purpose of issuing a report on the limited reviews of the quarterly information, referred to in the first paragraph, taken as a whole. The statement of cash flows, presented in the quarterly information, to provide supplementary information about the Company, is not a required part of the quarterly information. This information has been subjected to the review procedures described in paragraph 2 and we are not aware of any material modification to be made for it to be fairly presented in all material respects in relation to the quarterly information taken as a whole.

Salvador, April 29, 2005




PricewaterhouseCoopers                         Marco Aurelio de Castro e Melo
Auditores Independentes                        Contador CRC 1SP153070/O-3 "S" BA
CRC 2SP000160/O-5 "F" BA

Braskem S.A.



      Assets                                               3/31/2005               12/31/2004
                                                    ------------------    ---------------------
                                                          (Unaudited)              (Unaudited)

      Current assets
         Cash and banks                                     1,372,974                1,556,869
         Trade accounts receivable                          1,515,352                1,265,921
         Inventories                                        1,184,172                1,259,557
         Taxes recoverable                                    415,765                  381,774
         Prepaid expenses                                      35,523                   50,609
         Dividends and interest on capital                     60,963                   93,279
         Securities receivable                                 20,230                   20,230
         Advances to suppliers                                 75,590                   62,056
                                                    ------------------    ---------------------

                                                            4,680,569                4,690,295
                                                    ------------------    ---------------------

      Long-term receivables
         Trade accounts receivable                              8,409                   18,247
         Related companies                                    647,329                  745,765
         Taxes recoverable                                    179,981                  175,894
         Judicial deposits and compulsory loans               162,470                  160,589
         Deferred income tax                                  280,395                  301,527
         Inventories                                           44,869                   47,669
         Marketable securities                                 57,105                   61,422
         Other                                                  1,054                    1,108
                                                    ------------------    ---------------------

                                                            1,381,612                1,512,221
                                                    ------------------    ---------------------

      Permanent assets
         Investments
            Associated companies                               59,435                   55,691
            Subsidiaries and jointly-controlled
             entities                                       2,172,501                3,423,304
            Other investments                                   8,364                    8,364
         Property, plant and equipment                      4,836,099                4,823,535
         Deferred charges                                   2,109,777                2,209,529
                                                    ------------------    ---------------------

                                                            9,186,176               10,520,423
                                                   --------------------   ---------------------

      Total assets                                         15,248,357               16,722,939
                                                    ===================    =====================

Braskem S.A.

Parent Company Balance Sheet
In thousands of reais                                                (continued)
--------------------------------------------------------------------------------


      Liabilities and shareholders' equity                       3/31/2005               12/31/2004
                                                       --------------------    ---------------------
                                                               (Unaudited)              (Unaudited)

      Current liabilities
         Loans and financing                                       877,826                1,435,094
         Debentures                                                 19,907                    4,969
         Suppliers                                               2,385,812                2,282,592
         Taxes, charges and social contributions
          payable                                                  200,560                  182,127
         Dividends payable                                         184,091                  183,873
         Related parties                                                                  1,147,804
         Advances from customers                                    60,721                   24,844
         Salaries and social charges                                97,229                   72,243
         Insurance premiums payable                                    214                   52,657
         Other                                                      54,708                   55,111
                                                       --------------------    ---------------------

                                                                 3,881,068                5,441,314
                                                       --------------------    ---------------------

      Long-term liabilities
         Loans and financing                                     3,522,408                3,315,086
         Debentures                                              1,198,590                1,167,870
         Provisions for capital deficiency of
          investments                                              509,653                  535,604
         Related parties                                           270,502                  671,381
         Suppliers                                                  70,992                   74,107
         Taxes and contributions payable                         1,172,748                1,143,247
         Deferred taxes and contributions                            8,968                    9,115
         Pension fund                                               58,606                   58,606
         Other accounts payable                                     53,739                   41,329
                                                       --------------------    ---------------------

                                                                 6,866,206                7,016,345
                                                       --------------------    ---------------------

      Deferred income                                               29,101                   30,250
                                                       --------------------    ---------------------

      Shareholders' equity
         Paid-up capital                                         3,402,968                3,402,968
         Capital reserves                                          372,998                  342,877
         Revenue reserves                                          489,185                  489,185
         Accumulated earnings                                      206,831
                                                       --------------------    ---------------------

                                                                 4,471,982                4,235,030
                                                       --------------------    ---------------------

      Total liabilities and shareholders' equity                15,248,357               16,722,939
                                                       ====================    =====================

The accompanying notes are an integral part of these financial statements.

Braskem S.A.


Parent Company Statement of Operations
In thousands of reais
--------------------------------------------------------------------------------


                                                    1/1/05 to 3/31/05     1/1/05 to 3/31/05  1/1/04 to 3/31/04    1/1/04 to 3/31/04
                                                    ------------------    ------------------ -----------------    -----------------
                                                       (Unaudited)            (Unaudited)       (Unaudited)          (Unaudited)

      Gross Sales
         Domestic market                                       3,243,367         3,243,367     2,343,455                 2,343,455
         Foreign market                                          735,555           735,555       354,136                   354,136
         Deductions from gross Sales                           (916,563)         (916,563)     (613,958)                 (613,958)
                                                         ----------------     -------------   -----------    ----------------------

      Net sales revenue                                        3,062,359         3,062,359     2,083,633                 2,083,633
      Cost of sales and/or services rendered                 (2,303,370)       (2,303,370)   (1,540,215)               (1,540,215)
                                                         ----------------     -------------   -----------    ----------------------

      Gross profit                                               758,989           758,989       543,418                   543,418
                                                         ----------------     -------------   -----------    ----------------------

      Operating (expenses) income
         Selling                                                (57,573)          (57,573)      (34,779)                  (34,779)
         General and administrative                            (106,743)         (106,743)      (73,284)                  (73,284)
         Financial
            Financial income                                      48,937            48,937        89,619                    89,619
            Financial expenses                                 (287,069)         (287,069)     (453,928)                 (453,928)
         Depreciation and amortization                         (101,575)         (101,575)      (75,909)                  (75,909)
         Other operating income                                    9,367             9,367         9,839                     9,839
         Other operating expenses                                (3,145)           (3,145)       (1,257)                   (1,257)
         Equity in the results of subsidiary and
          associated Companies
         Result of equity accounting                              19,897            19,897        66,388                    66,388
         Amortization of (goodwill) negative goodwill, net      (37,933)          (37,933)      (70,434)                  (70,434)
         Exchange variation                                      (1,170)           (1,170)       (2,344)                   (2,344)
         Reversion for capital deficiency of subsidiaries         45,728            45,728        16,665                    16,665
         Other                                                     (299)             (299)         (446)                     (446)
                                                         ----------------     -------------   -----------    ----------------------

      Operating income (loss)                                    287,413           287,413        13,548                    13,548

Braskem S.A.

Parent Company Statement of Operations
In thousands of reais                                                (continued)
--------------------------------------------------------------------------------

                                                 1/1/05 to 3/31/05           1/1/05 to 3/31/05    1/1/04 to 3/31/04      1/1/04 to
                                                                                                                           3/31/04
                                               -------------------     -----------------------    -----------------     ------------
                                                    (Unaudited)                 (Unaudited)          (Unaudited)         Unaudited)
      Non-operating income (loss), net                   (13,130)                    (13,130)                2,098            2,098
                                               -------------------     -----------------------    -----------------     ------------

      Income before tax
      Provision for income tax and social
        contribution                                     (46,467)                    (46,467)              (7,194)          (7,194)
      Deferred Income Tax                                (20,985)                    (20,985)                 147              147
                                               -------------------     -----------------------    -----------------     ------------


      Net income for the period                           206,831                     206,831                8,599            8,599
                                               ===================     =======================    =================     ============



The accompanying notes are an integral part of these financial statements.

Braskem S.A.
                               (A free translation of the original in Portuguse)
Consolidated Balance Sheet
In thousands of reais
--------------------------------------------------------------------------------


      Assets                                            3/31/2005         12/31/2004
                                                ------------------   ----------------
                                                      (Unaudited)        (Unaudited)
      Current assets
         Cash and banks                                 1,791,567          1,753,444
         Marketable securities                             41,779             21,599
         Trade accounts receivable                      1,877,491          1,591,836
         Inventories                                    1,440,649          1,536,090
         Related parties                                      547                599
         Taxes recoverable                                518,177            482,091
         Prepaid expenses                                  41,972             56,877
         Securities receivable
         Advanced to suppliers and other                  121,554            117,808
                                                ------------------   ----------------

                                                        5,833,736          5,560,344
                                                ------------------   ----------------

      Long-term receivables
         Marketable securities                             58,835             61,961
         Trade accounts receivable                         12,093             23,146
         Related parties                                   34,348             34,825
         Taxes recoverable                                257,436            256,112
         Judicial deposits                                200,893            198,635
         Deferred income tax                              282,538            303,826
         Inventories                                       47,579             50,369
         Other                                              8,549              9,110
                                                ------------------   ----------------

                                                          902,271            937,984
                                                ------------------   ----------------

      Permanent  assets
         Investments
           Associated companies                            59,435             55,691
           Jointly- controlled entities
           Other investments                               34,675             34,970
      Property, plant and equipment                     5,402,973          5,397,173
      Deferred charges                                  2,961,254          3,105,066
                                                ------------------   ----------------

                                                        8,458,337          8,592,900
                                                ------------------   ----------------

      Total assets                                     15,194,344         15,091,228
                                                ==================   ================


Braskem S.A.

Consolidated Balance Sheet
In thousands of reais                                                (continued)
--------------------------------------------------------------------------------

 Liabilities and shareholders' equity          3/31/2005               12/31/2004
                                       ------------------    ---------------------
                                             (Unaudited)              (Unaudited)
 Current liabilities
    Loans and financing                        1,147,479                1,775,618
    Debentures                                    19,907                    4,969
    Suppliers                                  2,283,599                2,038,937
    Salaries and payroll charges                 108,810                   95,589
    Taxes, charges and contributions             271,259                  230,235
    Dividends payable                            190,882                  191,550
    Advances from customers                       64,875                   47,906
     Insurance premiums payable                    1,725                   53,205
    Other                                         85,729                   99,121
                                       ------------------    ---------------------

                                               4,174,265                4,537,130
                                       ------------------    ---------------------
 Long-term liabilities
    Loans and financing                        3,228,240                3,051,182
    Debentures                                 1,198,590                1,167,870
    Related parties                               83,209                  115,734
    Suppliers                                     70,992                   74,107
    Taxes, charges and contributions           1,347,463                1,332,123
     Provision for loss on investments            18,399
    Deferred income tax                            9,107                    9,254
    Pension fund                                  60,300                   60,170
    Other                                         85,421                   61,049
                                       ------------------    ---------------------

                                               6,101,721                5,871,489
                                       ------------------    ---------------------

 Deferred income                                  92,273                   94,117

 Minority interests                              402,820                  404,859

 Shareholders' equity
   Paid-up capital                             3,402,968                3,402,968
   Capital reserves                              359,888                  329,767
    Revenue reserves                             454,727                  454,727
   Accumulated deficit                           205,682                  (3,829)
                                       ------------------    ---------------------

                                               4,423,265                4,183,633
                                       ------------------    ---------------------

 Total liabilities and shareholders'
  equity                                      15,194,344               15,091,228
                                       ==================    =====================

The accompanying notes are an integral part of these financial statements.

Braskem S.A.

Consolidated Statement of Operations
In thousands of reais
--------------------------------------------------------------------------------

                                                  1/1/05 to         1/1/05 to        1/1/04 to              1/1/04 to
                                                    3/31/05           3/31/05          3/31/04                3/31/04
                                          -------------------  ------------------  --------------       ------------------
                                              (Unaudited)         (Unaudited)       (Unaudited)              (Unaudited)

Gross sales
   Domestic market                               3,593,012          3,593,012          2,646,413              2,646,413
   Foreign market                                  831,834            831,834            449,408                449,408
   Deductions from gross sales                 (1,041,560)        (1,041,560)          (714,701)              (714,701)
                                          -----------------   ----------------     --------------      -----------------

Net revenues                                     3,383,286          3,383,286          2,381,120              2,381,120
Cost of sales and/or services rendered         (2,502,207)        (2,502,207)        (1,762,194)            (1,762,194)
                                          -----------------   ----------------     --------------      -----------------

Gross profit                                       881,079            881,079            618,926                618,926

Operating (expenses) income
   Selling                                        (67,422)           (67,422)           (45,996)               (45,996)
   General and administrative                    (118,112)          (118,112)           (84,024)               (84,024)
   Financial                                     (253,954)          (253,954)          (368,025)              (368,025)
   Other operating income                          11,436             11,436             22,666                 22,666
   Other operating expenses                        (5,168)            (5,168)            (2,090)                (2,090)
   Depreciation and amortization                  (98,846)           (98,846)           (72,049)               (72,049)
Equity in the results of associated
 associated companies                             (22,934)           (22,934)             23,163                 23,163
                                          -----------------   ----------------     --------------      -----------------

                                                 (555,000)          (555,000)          (572,681)              (572,681)
                                          -----------------   ----------------     --------------      -----------------

Operating income (loss)                            326,079            326,079             46,245                 46,245
Non-operating income (loss), net                  (12,224)           (12,224)              2,035                  2,035
                                          -----------------   ----------------     --------------      -----------------
Income (loss) before taxes                        313,855            313,855             48,280                 48,280


Braskem S.A.

Consolidated Statement of Operations
In thousands of reais                                                (continued)
--------------------------------------------------------------------------------

                                                    1/1/05 to            1/1/05 to           1/1/04 to           1/1/04 to
                                                      3/31/05              3/31/05             3/31/04             3/31/04
                                              -------------------  ----------------    ----------------       ------------------
                                                   (Unaudited)         (Unaudited)         (Unaudited)           (Unaudited)

      Provision for income tax and social
          contribution                                 (83,942)          (83,942)             (27,706)            (27,706)
      Deferred income tax                              (20,985)          (20,985)              (5,204)             (5,204)
      Minority interest                                 (3,246)           (3,246)              (5,325)             (5,325)
                                              ------------------     -------------     ----------------         -----------

      Net income (loss) for the period                  205,682           205,682               10,045              10,045
                                              ==================     =============     ================         ===========


The accompanying notes are an integral part of these financial statements.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------


All amounts in thousands of reais unless otherwise indicated
------------------------------------------------------------

1    Operations

(a) Braskem S.A. ("Braskem" or "the Company "), is engaged in manufacturing, selling, importing and exporting chemical and petrochemical products and fuels, as well as the production and supply of utilities such as steam, water, compressed air and electric power to the companies in the Camacari Petrochemical Complex in Bahia, Brazil, and the rendering of services to those companies. The Company also invests in other companies, either as a partner or shareholder.

(b)  Formation of Braskem

     Since its inception on August 16, 2002, the Company has undergone a major corporate restructuring process, disclosed to the market through material events. The main events can be summarized as follows:

     o The Extraordinary General Meeting held on January 12, 2004, approved the partial spin-off of Odebrecht Quimica S.A. ("Odequi") with the transfer and merger of the spun off portion into Braskem. The spun off assets corresponded to the entire interest of Odequi in Trikem S.A. ("Trikem"), corresponding to 64.43% and 41.02% of its voting and total capital, respectively. The amount of the spun-off portion of Odequi was R$ 1,082,648, according to the appraisal report issued by independent experts based on the balance sheet of Odequi at October 31, 2003. Because of the mentioned partial spin-off, 11,066,514 common shares of Odequi held by the Company were canceled.

     o On January 15, 2004 the Shareholders approved the merger of Trikem into Braskem based on the book value of shareholders' equity of the merged company at October 31, 2003, in the amount of R$ 656,040. The exchange ratio of Trikem shares for Braskem shares was determined based on the respective net equities at market values as of October 31, 2003.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

          In order to provide equal treatment to the preference shareholders of Trikem, the ratio for the substitution of Trikem shares for preferred shares of Braskem was the same as the exchange ratio established in the Trikem Public Offer concluded on December 4, 2003 in relation to the owners of Trikem common stock.

          After the merger of Trikem the Company's capital increased by R$ 304,596 through the issue of 8,136,165,484 Class A preferred shares, to R$ 2,192,018, divided into 25,730,061,841 common shares, 51,230,857,903 Class A preferred shares, and 229,154,800 Class B preferred shares (Note 19(a)).

     o Through the Agreement for Purchase and Sale of Shares, dated February 3, 2004, the Company purchased the total shares of COPENE MONOMEROS ESPECIAIS S.A. ("MONOMEROS") held by minority shareholders, becoming the owner of 100% of the shares of this subsidiary. The acquisition price totaled R$ 14,786, corresponding to the book value of the shares acquired at December 31, 2003.

          On March 31, 2004, the Extraordinary General Meeting approved the merger of MONOMEROS based on the appraisal report of the value of shareholders' equity at December 31, 2003, in the amount of R$
          115.832. Changes in equity of MONOMEROS during the first quarter of 2004 were recognized in the income of Braskem under equity in the results.

     o On December 14, 2004, the Board of Directors approved the use of 505,050,433 Class A preferred shares of the Company, held in treasury, to be exchanged for 47,846,610 preferred shares issued by the subsidiary Polialden Petroquimica S.A. ("Polialden"). In this transaction, the Company recorded goodwill of R$ 28,842. The Brazilian Securities Commission (CVM) approved the exchange of stock outside the stock market or over-the-counter market.

     o On December 15, 2004, the Company acquired from its subsidiary Odequi Overseas Inc. ("Overseas"), 514,322 preferred shares, representing 3.94% of the total capital of the subsidiary Odequi. With this acquisition, the Company now holds 100% of the capital of Odequi.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

     o In order to obtain a capital structure more appropriate for the operations of the subsidiary OQPA Importacao e Exportacao Ltda. ("OQPA"), at December 31, 2004, the Company increased the capital of this subsidiary by R$ 99,215, with the issue of 99,215,010 quotas, by capitalizing the receivable held in current account in the amount of R$ 98,215 and R$ 1,000 from its own funds. This transaction generated:
          (i) goodwill of R$ 98,999, fully amortized; (ii) reversal of the provision for loss in investee of the same amount.

     o The Extraordinary General Meeting, held on March 31, 2005, approved the merger of the subsidiary Odequi, based on the appraisal report of the value of shareholders' equity, issued by independent appraisers, at December 31, 2004, in the amount of R$ 1,340,749. The equity variations in the first quarter of 2005 were recorded in the results of Braskem in equity in the results.

     The Company and its subsidiaries, as participants in the restructuring process of the Brazilian petrochemical industry, may be effected by economic and/or corporate aspects as a result of the outcome of this process.

(c)  Initial Public Offer of Shares ("Global Offer")

     On April 1, 2004, the Board of Directors approved the initial public offer of Class A preferred shares in Brazil and overseas, through the increase in capital within the authorized capital limit.

     On September 22 and 27, 2004, the Board of Directors approved the issues of 12,285,000,000 and 1,170,000,000 shares, respectively, in the amount of R$
     90.00 per thousand shares, to be subscribed in Brazil and US$ 31.38 per thousand shares, to be subscribed overseas.

     Financial settlement occurred on September 28, 2004, after the payment of capital in the amount of R$ 1,210,950.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(d)  Reverse-split of shares and split of American Depositary Shares ("ADS")

     In order to improve negotiations and increase the liquidity of the Company's shares, the Extraordinary General Meeting, held on March 31, 2005, approved the reverse-split of shares, including all types and classes, in the proportion of 250 shares to each share. As a result, the ADS split was also approved, in the proportion of 2 ADS for each existing ADS.

     Shareholders must adjust their positions within 30 days, as from April 5, 2005. After this date, possible remaining share fractions will be rounded and submitted to an auction in the Sao Paulo Stock Exchange ("Bovespa"), and the amount will be proportionally transferred to the owners, through current account deposits.

     As from May 16, 2005, the shares will be quoted in unit batches and traded on Bovespa and the New York Stock Exchange ("NYSE"), as reverse-split and split of shares, respectively.

(e)  Corporate governance

     In February 2003, Braskem enrolled in Level 1 of Differentiated Corporate Governance of the Sao Paulo Stock Exchange (BOVESPA), which mainly commits the Company to improvements in providing information to the market and in the dispersion of shareholdings, and attained with the Global Offer (Note 1(c)) approximately 45% of the free float. In 2005, the Company intends to reach the Level 2 of BOVESPA's Governance.

(f)  Administrative Council for Economic Defense (CADE)

     In accordance with the law, the concentration resulting from the change in control of Braskem was notified on a timely manner to the anti-trust authorities. In July 2002, the Secretariat for Economic Monitoring of the Finance Ministry (SEAE) issued a favorable opinion on the transaction. On May 2, 2003 the favorable opinion of the Secretariat for Economic Rights
     (SDE) was published without any restrictions. The transaction was submitted for the review and analysis of the Administrative Council for Economic Defense (CADE), and in November 2003 CADE Prosecution Service also approved the transaction without any restrictions. In February 2004, the transaction was examined by the Federal Department of Public Prosecution, which also recommended the approval of the transaction. On February 27, 2004, Braskem filed a request for the approval of the transaction arguing that the statute of limitation to judge the transaction had taken effect. In February 2005, the CADE Prosecution Service issued an opinion disapproving this plea and, currently, this claim is awaiting judgment by the CADE Court.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

2        Presentation of the Financial Statements

The financial statements were prepared in accordance with the accounting practices adopted in Brazil and also in compliance with the standards and procedures determined by the Brazilian Securities Commission (CVM).

The comparison between the financial statements for the period ended March 31, 2005 of the Company and the financial statements for the year ended December 31, 2004, must take into account the merger of Odequi (Note 1(b)), carried out on March 31, 2005. The subsidiary's balance sheet, at December 31, 2004, is as follows. The equity variations in the first quarter of 2005 were recognized in the Braskem results in equity in the results.

                                           Odebrecht Quimica S.A.
                                                Balance sheet


Assets                                    Dec/04    Liabilities and shareholders' equity               Dec/04
                                 ----------------                                              ---------------
   Current assets                                     Current liabilities
      Cash and cash equivalents                2         Financing                                    196,992
      Interest on capital                  7,911         Taxes payable                                  4,731
      Taxes recoverable                   13,274         Interest on capital                              219
      Related parties - Braskem        1,095,808                                              ---------------
                                ----------------
                                                                                                      201,942
                                                                                               ---------------
                                       1,116,995
                                 ----------------

   Long-term receivables                              Long-term liabilities
      Related parties - Braskem          342,289        Related parties                                    12
                                 ----------------        Taxes payable                                 17,502
                                                                                               ---------------
                                         342,289
                                 ----------------
                                                                                                       17,514
                                                                                               ---------------

   Permanent assets                                   Shareholders' equity
      Investments - Copesul               95,420        Capital                                     1,276,547
      Deferred charges                     5,501        Legal reserve                                   5,554
                                 ----------------       Retained earnings                              58,648
                                                                                               ---------------
                                         100,921
                                 ----------------
                                                                                                    1,340,749
                                                                                               ---------------

                                                        Total liabilities and shareholders'
Total assets                           1,560,205        equity                                      1,560,205
                                 ================                                              ===============

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

3    Main Accounting Practices

(a)  Use of estimates

     In the preparation of the financial statements, it is necessary to use estimates to record certain assets, liabilities and transactions. The financial statements of the Company and its subsidiaries include, therefore, various estimates regarding the selection of the useful lives of property, plant and equipment, as well as provisions for contingencies, income tax and other similar amounts.

(b)  Determination of results of operations

     Results of operations are determined on the accrual basis of accounting.

     Sales revenues are recognized when risk and product ownership is transferred to the customers. This transfer occurs when the product is delivered to customers or carriers.

     The provisions for income tax and Value-Added Tax on Sales and Services
     (ICMS) expenses are recorded gross of the tax incentive portions, with the amounts related to tax exemption and reduction recorded in capital reserve.

     The monetary and foreign exchange variations on assets and liabilities are classified in "Financial income" and "Financial expenses", respectively.

     In accordance with the requirements of CVM Deliberation No. 273 and Instruction No. 371, the deferred income tax is stated at probable realizable value, expected to occur as described in Note 17(b).

     The Company has recognized in results for the year the market value of derivative contracts relating to liabilities indexed to foreign currency or to international interest rates. At March 31, 2005, the Company had a derivative contract, totally related to a foreign loan (Note 14(f)), the market value of which is negative in R$ 6,315 (at March 31, 2004 - positive in R$ 2,776).

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(c)  Current assets and long-term receivables

     Cash and cash equivalents basically consist of cash deposits and marketable securities or investments maturing within 90 days.

     Securities are valued at the lower of cost or market, including accrued income earned to the balance sheet date. Derivative instruments are valued at their adjusted fair value, based on market quotations for similar instruments against future exchange and interest rates.

     The allowance for doubtful accounts is set up at an amount considered sufficient to cover estimated losses on the realization of the receivables, taking into account the Company's loss experience, and includes amounts in litigation. For a better calculation of the doubtful accounts the Company analyzes, on a quarterly basis, the amounts and characteristics of trade accounts receivable.

     Inventories are stated at average purchase or production cost, which is lower than replacement cost or realization value. Imports in transit are stated at the accumulated cost of each import. Inventories of consumable materials are classified in current assets or long-term receivables, considering their history of consumption.

     Deferred income tax is recognized upon favorable scenarios for its realization. Periodically, the amounts recorded are revalued in accordance with CVM Deliberation No. 273/98 and CVM Instruction No. 371/02.

     The other assets are shown at realizable values, including, where applicable, accrued income and monetary variations, or at cost in the case of prepaid expenses.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(d)  Permanent assets

     These assets are stated at cost plus restatements for inflation through December 31, 1995 considering the following:

     o Investments in subsidiaries, jointly-controlled entities and associated companies are accounted for on the equity method, plus unamortized goodwill/negative goodwill. Goodwill is calculated as the difference between the amount paid and the book value of net assets acquired. Goodwill is based on the appreciation of the assets and expected future profitability of the investees and is amortized over a period of up to 10 years. Goodwill in merged companies is transferred to property, plant and equipment and deferred charges, when based on asset appreciation and future profitability of the investees, respectively. Other investments are carried at the cost of acquisition.

     o Property, plant and equipment are shown at acquisition or construction cost and, as from 1997, include capitalized interest incurred during the expansion of production capacity of the plants.

     o Depreciation of property, plant and equipment is recorded on the straight-line basis at the rates mentioned in Note 12.

     o Amortization of deferred charges is recorded over a period of up to ten years, as from the time benefits begin to accrue.

     o Programmed maintenance shutdowns are carried out at intervals from one to six years. Expenses that increase the useful lives of assets or result in higher production efficiency are recorded in deferred charges and amortized in production cost until the beginning of the next maintenance shutdown.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(e)  Current and long-term liabilities

     These liabilities are stated at known or estimated amounts, including accrued charges and monetary and exchange adjustments.

     The provision for loss in subsidiaries is recorded based on the net capital deficiency (excess of liabilities over assets) of these companies, and is recorded as a long-term liability against the equity results.

     Defined-benefit pension plans are accounted for based on the calculations made by independent actuaries, based on assumptions provided by the Company.

     The provisions are recorded based on (i) current legislation (even considering that this legislation is considered by management to be unconstitutional); (ii) the need to eliminate contingent gains upon credit offsetting resulting from litigation; and (iii) estimated payments of indemnities considered probable.

(f)  Deferred income

     Deferred income includes negative goodwill of merged companies, supported by the expected future profitability.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(g)  Consolidated financial statements

     The consolidated financial statements include the financial statements of the Company and its subsidiaries and jointly-controlled entities and Special-purpose Companies (EPEs) in which it has direct or indirect share control, as shown below:

                                                                                          Interest in capital - %
                                                                  ------------------------------------------------

                                                                  Head office
                                                                  (country)         Mar/05    Dec/04     Mar/04
                                                                  --------------  --------- ---------- --------

Subsidiaries
   Copene Participacoes S.A. ("Copene Participacoes")             Brazil              100.00    100.00     100.00
   CPN Distribuidora de Combustiveis Ltda. ("CPN                  Brazil              100.00    100.00     100.00
   Distribuidora")
   CPN Incorporated Ltd. ("CPN Inc.")                             Cayman Islands      100.00    100.00     100.00
   CPP - Companhia Petroquimica Paulista ("CPP")                  Brazil               90.71     90.71      90.71
   Investimentos Petroquimicos Ltda. ("IPL")                      Brazil              100.00    100.00     100.00
   Lantana Trading Company Inc. ("Lantana")                       Bahamas             100.00    100.00     100.00
   Odequi                                                  (i)(ii)Brazil                        100.00      97.45

   Braskem Investments Ltd. ("Braskem Investments")        (iii)  Bahamas             100.00    100.00     100.00
   Overseas                                                       Cayman Islands      100.00    100.00     100.00
   OPP Finance Ltd. ("OPP Finance")                        (iv)   Cayman Islands                           100.00
   OQPA                                                           Brazil              100.00    100.00     100.00
   Polialden                                               (v)    Brazil               63.68     63.68      56.27
   Tegal Terminal de Gases Ltda. ("Tegal")                        Brazil               90.79     90.79      90.79
   Companhia Alagoas Industrial - ("CINAL")                (vi)   Brazil               78.80     63.03      63.03
   Braskem Cayman Ltd ("Braskem Cayman")                   (vii)  Cayman Islands      100.00    100.00     100.00
   Odebrecht Mineracao e Metalurgia Ltda. ("OMML")         (viii) Brazil                                   100.00
   TRK Brasil Trust S.A. ("TRK")                           (viii) Brazil                                   100.00

Jointly-controlled entities                                (ix)
   CETREL S.A. - Empresa de Protecao Ambiental
    ("CETREL")                                             (x)    Brazil               40.56     40.56      40.56
   Codeverde Companhia de Desenvolvimento do Rio Verde
   ("CODEVERDE")                                                                       35.49     35.49      35.44
   COPESUL - Companhia Petroquimica do Sul ("Copesul")     (xi)   Brazil               29.46     23.67      23.67
   Politeno Industria e Comercio S.A. ("Politeno")         (xii)  Brazil               33.96     33.88      33.88

Special-purpose companies                                  (xiii)
   Chemical Fundo de Investimento em Direitos Creditorios
        ("Fundo Chemical")                                 (xiv)  Brazil               10.79     10.65      13.37
   CSAM Orion Fund Limited ("Orion")                              Cayman Islands      100.00    100.00     100.00
   Guardian Protected Cell Company ("Guardian")                   Guernsey            100.00    100.00
   Sol Fundo de Aplicacao em Quotas de Fundos de
   Investimento                                                   Brazil              100.00    100.00
        ("FIQ Sol")

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------


                                                                                             Interest in capital - %
                                                                                     --------------------------------

                                                                     Head office
                                                                    (country)          Mar/05     Dec/04    Mar/04
                                                                    --------------- ----------- ----------- --------
Direct subsidiary of Odequi
   OPE Investimentos S.A. ("OPE Investimentos")              (xv)   Brazil                                   89.41

Direct subsidiary of Poliaden
   Poliaden America Inc. ("Poliaden America")                       USA                100.00   100.00      100.00

Direct subsidiary of Copesul
   COPESUL  International Trading Inc.                              Bahamas            100.00   100.00      100.00

(i)    Company merged on March 31, 2005 (Note 1(b)).
(ii) In March 2004, on a consolidated basis, the total participation in the capital of ODEQUI, including the participation held by the subsidiary OVERSEAS, is 100%.
(iii) Braskem Investments Ltd. is the new corporate name of Odequi Investments Ltd. ("OIL").
(iv)   Liquidated in the first six-month period of 2004.
(v) Increase in participation, in December 2004, due to the exchange of shares with minority shareholders of Polialden (Note 1(b)).
(vi) In February 2005, the Company acquired shares of CINAL held by Petrobras Quimica S.A.("Petroquisa").
(vii) Braskem Cayman Ltd. Is the new corporate name of CPC Cayman Ltd. ("CPC Cayman").
(viii) Merged into Odequi in April 2004.
(ix) Investments were proportionally consolidated, as prescribed in CVM Instruction 247/96.
(x) On a consolidated basis, the total participation in the capital of CETREL, including the participation held by the subsidiary Polialden, is 41.01%.
(xi) As a result of the Odequi merger, the direct interest in Copesul started to be 29.46%.
(xii) The jointly-controlled subsidiary Politeno issued new shares through the capitalization of reserve of tax incentives, increasing its interest in Braskem.
(xiii) In August 2004, CVM issued Instruction No. 408/04 providing for the inclusion of EPEs in the consolidated financial statements of listed companies. Subsequently, at February 25, 2005, the CVM Circular Letter No. 01/2005 provided additional information to support the concept of activities subject to consolidation.
(xiv)  Interest corresponding to subordinated quotas held by Braskem.
(xv)   Merged into Odequi on November 1, 2004.

For comparison purposes, the consolidated financial statements of the balance sheet and statement of income at December 31, 2004 and March 31, 2004, respectively, are adjusted due to the EPEs consolidation.

In the consolidated financial statements, the intercompany investments and the equity in the results, as well as the intercompany assets, liabilities, income, expenses and unrealized gains arising from transactions between consolidated companies, were eliminated.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

Minority interest in the equity and in the results of subsidiaries has been segregated in the consolidated balance sheet and statement of operations, respectively. Minority interest corresponds to the respective participations of CINAL, CPP, Polialden, Tegal and owners of the senior quotas of Chemical Fund.

Goodwill not eliminated on consolidation are reclassified to a specific account in permanent assets, in accordance with CVM Instruction No. 247/96. Negative goodwill is reclassified to "Deferred income".

As provided by CVM Instruction No. 247/96, Alclor Quimica de Alagoas Ltda. ("Alclor"), a company fully controlled by Braskem, have not being consolidated due to the discontinuity of its operations.

For a better presentation of the consolidated financial statements, the cross-holding between the subsidiary Copene Participacoes and the Company, which arose from the corporate restructuring, was reclassified to treasury stock. Considering the reverse-split of shares (Note 1(d)), the subsidiary Copene Participacoes holds 580,331 common shares and 290,165 class "A" preferred shares, representing 0.24% of the Company's total capital.

The reconciliation between the parent company and consolidated shareholders' equity and the net income for the period is as follows:

                                                            Shareholders' equity        Net income for the year
                                                     ---------------------------- ------------------------------

                                                           Mar/05         Dec/04           Mar/05        Mar/04
                                                     ------------- -------------- ---------------- -------------

Parent company                                          4,471,982      4,235,030          206,831         8,599
   Cross-holding classified as treasury stock            (13,110)       (13,110)
   Effects of EPEs consolidation                                         (3,829)                            415
   Exclusion of the profit in subsidiaries'
     inventories                                          (8,126)        (5,946)          (2,180)
   Exclusion of the gain on sale of investment
     between related parties                             (38,476)       (38,476)
   Reversal of goodwill amortization relating to
     sale of investment between related parties            10,995          9,964            1,031         1,031
                                                     ------------- -------------- ---------------- -------------

Consolidated                                            4,423,265      4,183,633          205,682        10,045
                                                     ============= ============== ================ =============

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------


4    Cash and Cash Equivalents

                                      Mar/05          Dec/04
                                  -------------   -------------


Cash and banks                          82,234         137,431
Financial investments
   domestic                            538,901         387,613
   abroad                              751,839       1,031,825
                                  -------------   -------------

                                     1,372,974       1,556,869
                                  =============   =============


     The Company maintains cash and cash equivalents sufficient to cover: (i) working capital needs; (ii) investments calculated in the business plan; and (iii) adverse conditions that may reduce the available funds.

     These funds are allocated in order to have a return compatible with the maximum volatility determined by the investment policy, to obtain a high spread of the consolidated portfolio, avoiding the credit risk arising from the concentration in few securities and to focus the most part of the portfolio in securities that follow the market interest rate variation.

     To meet its needs, the Company invests in domestic and foreign funds. The domestic investments are mainly represented by quotas of a Braskem exclusive fund, which, in turn, holds quotas of domestic investment funds, such as fixed income investment funds, multiportfolio funds, investment fund quotas in credit rights, among others. The foreign investments mainly comprise an investment fund portfolio, the risk of which is limited to qualified issuers of the G7 countries. The fund amounts are stated at their realizable value and can be redeemed within 90 days.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

5    Trade Accounts Receivable

                                                 Mar/05           Dec/04
                                       ----------------- ----------------

Customers
   Domestic market                            1,060,904          890,711
   Foreign market                               519,034          439,722
Advances on foreign deliveries                                      (64)
Allowance for doubtful accounts                (56,177)         (46,201)
                                       ----------------- ----------------

                                              1,523,761        1,284,168
Long-term receivables                           (8,409)         (18,247)
                                       ----------------- ----------------

Current assets                                1,515,352        1,265,921
                                       ================= ================

The Company has been adopting an additional policy of realizing domestic trade accounts, consisting of the sale of its receivables to Chemical (Note (3 - item xiv)), which pays the Company earlier than the normal maturity of these customer receivables. At March 31, 2005, the credits disposed to Chemical Fund amounts R$ 218,169.

The changes in the allowance for doubtful accounts are as follows:

                                                      Mar/05         Mar/04
                                            ----------------- ---------------

At the beginning of the period                        46,201          54,666
Additions classified as selling expenses               9,878           4,585
Addition through merger of subsidiaries                               39,896
Write-off of uncollectible receivables                               (4,723)
Foreign exchange variation                                98              50
                                            ----------------- ---------------

At the end of the period                              56,177          94,474
                                            ================= ===============

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

6    Inventories

                                               Mar/05          Dec/04
                                      ---------------- ---------------

Finished goods                                615,686         653,684
Work in process                                53,823          43,788
Raw materials, production inputs
  and packaging                               271,098         310,264
Warehouse (*)                                 247,821         243,096
Advances to suppliers                          37,191          51,799
Imports in transit and others                   3,422           4,595
                                      ---------------- ---------------

Total                                       1,229,041       1,307,226
Long-term receivables (*)                    (44,869)        (47,669)
                                      ---------------- ---------------

Current assets                              1,184,172       1,259,557
                                      ================ ===============

(*) Based on its turnover, part of the maintenance materials inventory was reclassified as long-term.

Advances to suppliers and expenditures for imports in transit mainly relate to the acquisition of petrochemical naphtha, which is the main raw material of the Company.

7    Marketable Securities- Long-term Receivables

                                                     Mar/05          Dec/04
                                            ----------------  ---------------

Shares of associated company held for sale          22,356           22,138
Debentures with participation in profits             7,422            7,201
Subordinated quotas of investment fund              25,551           27,867
FINOR and others                                     1,776            4,216
                                            ----------------  ---------------

Total                                               57,105           61,422
                                            ================  ===============

The shares of an associated company held for sale refer to the book value of 20% of the capital of Borealis Brasil S.A. ("Borealis").

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

8    Related Parties

                                                                                   Balances
                                            ------------------------------------------------

                                                                                  Long-term
                                                              Current assets    receivables
                                            ------------------------------------------------

                                                               Dividends and
                                                     Trade       interest on
                                                  accounts            capital       Related
                                                receivable         receivable       parties
                                            --------------- --------------------- -----------

Subsidiaries
   Braskem Cayman                                   18,577                           50,335
   CPN Inc.                                        174,889                          452,789
   CPP (i)                                                                            3,802
   Lantana                                               6                          101,060
   Poliaden America                                  2,791
   Polialden                                         8,488            47,230
   Tegal (i)                                                                          2,420

Jointly-controlled entities
   CETREL (i)                                          157                            2,593
   CODEVERDE (i)                                                                        466
   Copesul                                           5,226
   Politeno                                         10,859            13,733

Associated companies
   Borealis                                         13,401
   Petroflex Industria e Comercio S.A.
     ("Petroflex")                                  36,690

Related parties
   Petroleo Brasileiro S.A. ("Petrobras")                                            32,365
   Other                                                                              1,499
                                            --------------- -----------------    -----------

At March 31, 2005                                  271,084            60,963        647,329
                                            =============== =================    ============

At December 31, 2004                               246,950            93,279        745,765
                                            =============== =================    ============

(a) The amounts recorded as "Related parties", in long-term receivables, correspond to advances for future capital increase.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------


                                                                                                              Balances
                                  -------------------------------------------------------------------------------------

                                                        Current liabilities                      Long-term liabilities
                                  -------------------------------------------------------------------------------------
                                                         Other
                                                      accounts      Related                                    Related
                                       Suppliers       payable      parties   Suppliers   Debentures (i)       parties
                                  --------------- ------------- ------------ ------------ ---------------- -------------

Subsidiaries
   CINAL                                  27,338
   Copene Participacoes                                                                                          1,205
   CPN Distribuidora                                                                                               977
   IPL                                                                                                              12
   OQPA                                                                                                          1,068
   Polialden                               1,296                                                               267,120
   Tegal                                      84                                                                   120

Jointly-controlled entities
   CETREL                                    565
   Copesul                               592,828


Related parties
   ODBPAR Investimentos S.A.
   ("ODBPAR") Construtora Norberto                                                               898,590
   Odebrecht ("CNO")                          25
   Petrobras                             285,362                                    34,217
   Petrobras Distribuidora S.A.           16,324                                    28,368
   Petroquisa                                            7,668

                                  --------------- ------------- ---------------  ------------- ---------- -------------

At March 31, 2005                        923.822         7,668                      62,585       898,590       270,502
                                  =============== ============= ================ ============= ============ =============

At December 31, 2004                   1.171.094                  1,147,804         65,727       867,870       671,381
                                  =============== ============= ================= ============ ============ =============

 (i) Debentures issued by Braskem held by ODBPAR (Note 15(b)).

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------


                                                                                                     Transactions
                                                ------------------------------------------------------------------

                                                                     Raw materials,
                                                                       services and
                                                      Product             utilities      Financial      Financial
                                                        sales             purchases         income       expenses
                                                -----------------  ------------------- -------------- --------------

Subsidiaries
   CINAL                                                                     17,031
   Copene Participacoes                                                                                        35
   Braskem Cayman                                      23,723                                1,215
   CPN Inc.                                           369,783                               10,165
   Lantana                                                                                     957
   OQPA                                                                                                        42
   Polialden                                           94,603                 4,916                        12,276
   Tegal                                                                      3,987             21             10

Jointly-controlled entities
   CETREL                                                 422                 2,725
   Copesul                                                906               685,038
   Politeno                                           252,255

Associated companies
   Borealis                                            31,138
   Petroflex                                          114,063

Related parties
   CNO                                                                        8,222
   Petrobras                                                                937,767            900
   Petrobras Distribuidora S.A.                                              31,918
                                                ---------------------- -------------- -------------- --------------

At March 31, 2005                                     886,893             1,691,604         13,258         12,363
                                                ===================== =============== ============== ==============

At March 31, 2004                                     444,216             1,538,066         19,028         20,468
                                                ===================== =============== ============== ==============

"Trade accounts receivable" and "Suppliers" include the balances resulting from transactions with related parties, arising mainly from the following sales and purchases of goods and services:

Sales of Braskem:

Company                             Products/inputs
-------------------------------     ----------------------------------

CPN Inc.                            Basic petrochemicals
Polialden                           Ethylene and utilities
Politeno                            Ethylene and utilities

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

Purchases of Braskem:

Company                           Products/inputs/services
-------------------------------   -----------------------------------

CINAL                             Utilities, treatment and incineration of waste
Copesul                           Ethylene, propane and utilities
Petrobras                         Naphtha
Petrobras Distribuidora           Fuel
Tegal                             Storage of gases

Transactions with related parties are carried out at prices and on terms equivalent to the average practiced with third parties, considering the following:

     o The price of ethylene results from a process that shares the margin with the second generation companies of the petrochemical sector. This process consists of allocating the gross margin in proportion to the return on investments. The prices practiced for the other products are established based on various market factors, including international ones.

     o The price of naphtha supplied by Petrobras is negotiated with the Company and the petrochemical companies using as a reference the price practiced in the European market. The Company also imported naphtha at a volume equivalent to 36% of its consumption in the first quarter of 2005 (first quarter of 2004 - 30%).

     The related parties balance includes current account balances, as follows:



Participating companies          Annual financial charges                        Mar/05         Dec/04
------------------------  --------------------------------------------------  --------------  ------------
Subsidiaries
   Long-term receivables
        Braskem Cayman           US$ exchange variation + interest of 10.05%     50,335         48,926
        CPN Inc.                 US$ exchange variation +  interest of 8.30%    452,789        556,386
        Lantana                  US$ exchange variation + interest of 3.80%     101,060         97,150

    Long-term liabilities
        CPN Distribuidora        Free of charges                                    977            981
        Odequi                   Free of charges                                               342,289
        Polialden                100% CDI                                       267,120        327,131
        Tegal                    100% CDI                                           120            980

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

The current accounts are used by the Company and its direct and indirect subsidiaries to centralize available cash in a central pool for settlement of their obligations. Financial charges on remittances and balances of the pool of funds are agreed upon by the account holders, considering the costs of funds charged to the individual participants by financial institutions, so that such charges are paid/transferred to the Company.

9    Taxes Recoverable

                                                                                    Mar/05            Dec/04
                                                                        ------------------- -----------------

Excise Tax (IPI) recoverable (normal operations)                                    50,591            45,742
Zero - Rated IPI (i)                                                                                      39
Value-added Tax on Sales and Services (ICMS) recoverable (ii)                      361,085           340,154
Social Integration Program (PIS) - Decree Laws 2445 and 2449/88                     50,869            50,634
Income tax and social contribution                                                  34,273            26,037
Income Tax on Net Income (ILL)                                                      53,725            53,725
Finsocial                                                                           15,304            14,221
Other                                                                               29,899            27,116
                                                                        ------------------- -----------------

                                                                                   595,746           557,668
                                                                        ------------------- -----------------

Current assets                                                                   (415,765)         (381,774)
                                                                        ------------------- -----------------

Long-term receivables                                                              179,981           175,894
                                                                        =================== =================


(i) Zero-rated IPI

     In July 2000, the merged company OPP Quimica S.A. ("OPP Quimica") filed a legal action to sustain the full application of the non-cumulative principle of the Excise Tax (IPI), requesting the right to a tax credit on the purchase of raw materials and input materials that are exempt from IPI, subject or not to a zero rate in relation to the operations of the establishments located in the State of Rio Grande do Sul.

     On December 19, 2002, the Federal Supreme Court (STF), based on its previous plenary decisions about the subject, judged an Extraordinary Appeal lodged by the National Treasury and fully confirmed the decision of the Regional Federal Court (TRF) of the 4th. Region, which recognized that OPP Quimica has the right to a credit of IPI on these purchases, covering the ten years prior to the filing of the suit, including the related monetary restatement and SELIC rate for the period up to the date of the actual use of the credits.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

     The STF decision is subject to appeal requesting by the National Treasury and is still pending judgment by the Second Panel of the STF. The action no longer questions the right to the IPI credit but alleges imprecision in the decision regarding exempt inputs and raw materials, the restatement of the credit and the rate to be used for credit calculation purposes.

     However, according to the opinion of its legal advisors, all these aspects have already been defined in the STF and TRF decisions favorable to OPP Quimica, or even in the plenary decisions of the STF. For this reason, the appeal does not represent any possibility of changes in OPP Quimica's right to the credit, since the STF is appealing the matter in a similar claim, involving another taxpayer, the judgment of which is currently suspended.

     In December 2002, OPP Quimica recognized the corresponding undue tax in the amount of R$ 1,030,125, which was offset by the Company with the IPI and other federal taxes due. The Company also has similar lawsuits regarding the purchase of exempt inputs and raw materials, subject or not to the zero rate by its branches located in the States of Sao Paulo, Bahia and Alagoas (Note 16(ii)).

(ii) ICMS recoverable

     Braskem increased its accumulated ICMS credit, basically on account of the high export volumes and product sales with deferred tax credit. Company management is working on maximizing the use of this credit, and no material losses are expected for instance.

10   Judicial and Compulsory Deposits - Long-term Receivables

                                                Mar/05            Dec/04
                                       ---------------- -----------------

Judicial deposits
   PIS/COFINS (Note 16 (iii))                   78,302            78,302
   Education contribution and INSS              24,269            23,030
   Work accident insurance                      14,080            14,080
   Labor claims                                 10,972            10,335
   Dividends                                     8,074             8,074
   Other                                        10,948            10,943

Compulsory deposits
   Eletrobras                                   15,825            15,825
                                       ---------------- -----------------

Total                                          162,470           160,589
                                       ================ =================

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

11   Investments

(a)  Information on investments

                                                       Quantity of shares or quotas
                                                                  owned (thousands)      Interest in capital
                                                                                                        - %l
                                                     -------------------------------   ----------------------

                                                              Mar/05         Dec/04       Mar/05      Dec/04
                                                     ----------------  -------------   ----------  ----------

Subsidiaries
    Copene Participacoes                                   8,499,997      8,499,997       100.00      100.00
    CPN Distribuidora                                            354            354       100.00      100.00
    CPN Inc.                                                      95             95       100.00      100.00
    CPP                                                        4,666          4,666        90.71       90.71
    IPL (*)                                                      974            974       100.00      100.00
    Odequi                                                                   13,042                   100.00
    Braskem Investments                                            5              5       100.00      100.00
    OQPA                                                     252,818        252,818       100.00      100.00
    OVERSEAS (*)                                                   1              1       100.00      100.00
    Polialden                                                410,904        410,904        63.68       63.68
    Tegal                                                     21,938         21,938        90.79       90.79
    CINAL                                                    134,585        107,638        78.80       63.03
    Braskem Cayman                                               900            900       100.00      100.00
    Lantana                                                        5              5       100.00      100.00

Jointly-controlled entities
    CETREL                                                       456            456        40.56       40.56
    CODEVERDE                                                  9,533          9,533        35.49       35.49
    Copesul (**)                                              44,255      3,555,182        29.46       23.67
    Politeno (***)                                        22,466,167     20,757,722        33.96       33.88

Associated companies
    Petroflex                                                141,597        141,597        20.12       20.12
    Rionil Compostos Vinilicos Ltda. ("Rionil")                3,061          3,061        33.33       33.33
    Sansuy Administracao Participacao Representacao
       e Servicos Ltda. ("Sansuy")                               271            271        20.00       20.00

(*) Quantity of shares or quotas in units.
(**) In January 2005, the Extraordinary General Meeting approved the reserve-split of shares, in the proportion of 100 to each share. In March 2005, due to the Odequi merger Odequi, Braskem started to hold the direct interest of 29.46%.
(***) Increase in interest in Braskem with the issue of new shares through the capitalization of the tax incentive reserve.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

Information on investments (continued)

                                                                      Adjusted
                                                                 shareholders'
                                  Adjusted net income      equity (net capital
                                (loss) for the period              deficiency)
                           ---------------------------   ----------------------

                                Mar/05         Mar/04       Mar/05      Dec/04
                           ------------  -------------   ----------  ----------

Subsidiaries
    Copene Participacoes           (90)         (72)        22,222      22,312
    CPN Distribuidora                                        3,542       3,542
    CPN Inc.                   (12,194)      (2,782)       (6,579)       5,591
    CPP                                                      5,144       5,144
    IPL                                                         12          12
    Odequi                                    15,741                 1,340,750
    Braskem Investments         72,354        11,860      240,815)   (311,783)
    OQPA                            35      (11,553)           253         218
    OVERSEAS                   (1,128)       (1,604)     (225,944)   (223,821)
    Polialden                   11,820        12,097       469,484     456,939
    Tegal                        (544)       (1,637)        18,575      19,118
    CINAL                      (4,704)           846        88,583      94,395
    Braskem Cayman                 504       (2,234)       209,979     208,548
    Lantana                    76,889)      (13,002)      (17,917)      58,712
    OMML                                       (355)
    TRK                                        (345)

Jointly-controlled entities
    CETREL                         549       (3,495)        58,336      56,600
    CODEVERDE                                               41,810      41,810
    Copesul                    197,783        07,433     1,371,787   1,154,801
    Politeno                    28,165        18,743       489,243     450,495

Associated companies
    Petroflex                   42,622        20,376       272,592     255,746
    Rionil                       (124)           129         5,758       5,882
    Sansuy                       1,982       (1,309)        16,435      14,453

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(b)  Information on subsidiaries' investments

                                                                 Quantity of shares
                                                                  owned (thousands)      Interest in capital
                                                                                                         - %
                                                     -------------------------------   ----------------------

                                                              Mar/05         Dec/04       Mar/05      Dec/04
                                                     ----------------  -------------   ----------  ----------
Polialden
    Polialden America                                             40             40       100.00      100.00

                                                                Adjusted net income   Adjusted shareholders'
                                                              (loss) for the period                   equity
                                                    --------------------------------  -----------------------

                                                              Mar/05         Mar/04        Mar/05      Dec/04
                                                      ----------------  --------------  -----------  ----------

Odequi
  OPE Investimentos                                                          7,616

Polialden
    Polialden America                                          1,771          (62)         3,849       2,069


(c)  Investment activity of subsidiaries and jointly-controlled entities


                                                                                                      Mar/05
                                                      -------------------------------------------------------

                                                            Braskem                                   Copene
                                                             Cayman     Lantana         CINAL  Participacoes
                                                      -------------- ----------- ------------- --------------

At January 1                                                208,548      58,712        50,781         22,312
Additions through acquisition of shares                                                15,843
Equity in the results                                           504    (58,057)       (4,580)           (90)
Amortization of goodwill                                                                (433)
Exchange variation of foreign investments                       927       (655)
                                                                                        (516)
                                                      -------------- ----------- ------------- --------------

At the end of the period                                    209,979                    61,095         22,222
                                                      ============== =========== ============= ==============

Goodwill (negative goodwill) on investments (i)                                       (8,711)
                                                      ============== =========== ============= ==============

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

Investment activity of subsidiaries and jointly-controlled entities (continued)

                                                                                                      Mar/05
                                                      --------------------------------------------------------

                                                            CPN Inc.   CETREL(*)        Odequi          OQPA
                                                      --------------- ----------- ------------- --------------

At January 1                                                  5,591       29,639    1,340,056           218
Write-off due to merger                                                           (1,340,906)
Equity in the results                                       (5,528)          717          156            35
Amortization of goodwill                                                   (200)          694
Exchange variation on foreign investments                      (63)
                                                      --------------- ----------- ------------- --------------

At the end of the period                                                  30,156                         253
                                                      =============== =========== ============= ==============

Goodwill (negative goodwill) on investments (i)                            6,480
                                                      =============== =========== ============= ==============

(*) Includes the amount of R$ 494, due to December, 2004 equity.

                                                                                                      Mar/05
                                                                ----------------------------------------------

                                                                    Polialden       Copesul         Politeno
                                                                --------------- ------------- ----------------

At January 1                                                          654,144       468,119          553,770
Addition through merger                                                             103,065
Equity in the results                                                   7,989        55,245           13,112
Gain on investments                                                                                      415
Amortization of goodwill                                             (15,758)       (7,036)         (15,188)
                                                                --------------- ------------- ----------------

At the end of the period                                              646,375       619,393          552,109
                                                                =============== ============= ================

Goodwill (negative goodwill) on investments (i)                       347,402       215,255          385,958
                                                                =============== ============= ================

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------


                                                                                     Mar/05           Dec/04
                                                                ----------------------------- ----------------

                                                                        Other         Total            Total
                                                                --------------- ------------- ----------------

At January 1                                                           31,414     3,423,304        4,445,318
Addition of asset spun off from subsidiary                                                           269,074
Addition due to exchange of shares                                                                    37,075
Addition through acquisition of shares                                               15,843          236,246
Constitution of goodwill                                                                             784,038
Addition/(reduction) through capital increase/merger/spin-off                   (1,237,841)      (1,157,068)
Transfer of goodwill                                                                               (801,195)
Dividends                                                                                          (192,295)
Equity in the results                                                   (483)         9,020          151,953
Reversal of (provision for) loss on investments                                                      (7,500)
Amortization of goodwill                                                 (12)      (37,933)        (283,988)
Exchange variation on foreign investments                                               209         (57,883)
Gain on investments                                                                     415
Other                                                                                 (516)            (471)
                                                                --------------- ------------- ----------------

At the end of the period/year                                          30,919     2,172,501        3,423,304
                                                                =============== ============= ================
Goodwill (negative goodwill) on investments (i)                       (1,500)       944,884        1,112,706
                                                                =============== ============= ================


(i) The goodwill amounts are based on expected future profitability and amortized in up to ten years, according to results projections prepared by independent experts, annually reviewed. In the consolidated financial statements, these goodwill amounts are presented as deferred assets and negative goodwill as deferred income, in accordance with CVM Instruction NO. 247/96.

                                                                                                    Associated
                                                                                                     companies
                                                     ----------------------------------------------------------

                                                                                        Mar/05         Dec/04
                                                     -------------------------------------------  -------------

                                                      Petroflex    Rionil    Sansuy       Total          Total
                                                     ----------- --------- --------- -----------  -------------

At January 1                                             50,840     1,960     2,891      55,691         33,505
Addition through merger                                                                                  4,187
Equity in the results                                    10,522      (41)       396      10,877         17,999
Dividends                                               (7,133)                         (7,133)
                                                     ----------- --------- --------- -----------  -------------

At the end of the period/year                            54,229     1,919     3,287      59,435         55,691
                                                     =========== ========= ========= ===========  =============

Goodwill (negative goodwill) on investments               (614)                           (614)          (614)
                                                     =========== ========= ========= ===========  =============

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

Provision for loss on investments

                                                     Provision for loss on investments - long-term liabilities
                                       ------------------------------------------------------------------------

                                                                                             Mar/05    Dec/04
                                       -------------------------------------------------------------- ---------
                                          Braskem
                                       Investments  Lantana   CPN Inc.   OVERSEAS    Other     Total     Total
                                       ------------ -------- ----------  ---------   ------ --------- ---------

At January 1                               311,783                        223,821            535,604   698,691
Addition through merger of subsidiary                                                                   17,963
Increase (reversal) of the provision
   Capital increase                                                                                   (18,663)
   Liquidation of companies                                                                           (34,211)
   Operating result                       (72,353)   18,832     6,666       1,127           (45,728)  (79,060)
   Non-operating result                                                             13,154    13,154
   Exchange variation on                     1,385    (915)      (87)         996              1,379  (49,116)
     shareholders' equity
   Other                                                                             5,244     5,244
                                       ------------ -------- ---------------------  ------- --------- ---------

At the end of the period/year              240,815   17,917     6,579     225,944   18,398   509,653   535,604
                                       ============ ======== ==========   ========  ======= ========= =========

(d) Information on the main investees with operating activities

     Copesul

     COPESUL is engaged in the manufacture, sale, import and export of chemical, petrochemical and fuel products and the production and supply of utilities, as well as providing various services used by the companies in the Triunfo Petrochemical Complex in the State of Rio Grande do Sul and management of logistic services related to its waterway and terrestrial terminals. Goodwill on this investment, based on future profitability, will be amortized up to August 2011.

     Polialden

     Polialden is engaged in the manufacture, processing, sale, import and export and any other activities related to the production or sale of high-density polyethylene and other chemical and petrochemical products. The main raw material for all of its products is ethylene, which is supplied by Braskem. Polialden operates an industrial plant in Camacari - Bahia. Goodwill on this investment, based on future profitability, will be amortized up to August 2011.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

     Politeno

     Politeno is engaged in the manufacture, processing, direct or indirect sale, consignment, export, import and transportation of polyethylene and by-products, as well as the participation in other companies. The main raw material for all of its products is ethylene, which is supplied by Braskem. Politeno operates an industrial plant in Camacari - Bahia. Goodwill on this investment, based on future profitability, will be amortized up to August 2011.

     CETREL

     The activities of CETREL are to supervise, coordinate, operate and monitor environmental protection systems; carry out research in the environmental control area and in the recycling of waste and other materials recoverable from industrial and urban emissions; monitor the levels of environmental pollution of air quality, water resources and other vital elements; perform environmental diagnostics; prepare and implement projects of environmental engineering solutions; develop and install environmental management systems and those relating to quality, laboratory analyses, training, environmental education and also specification, monitoring and intermediation in the acquisition of materials of environmental protection systems. Goodwill on this investment, based on future profitability, will be amortized up to July 2013.

     CINAL

     CINAL is engaged in the implementation of the Basic Industrial Nucleus of the Alagoas Chlorinechemical Complex and the production and sale of goods and several services, such as steam, industrial water, industrial waste treatment and incineration of organochlorine waste for the companies located in the mentioned Industrial Nucleus, as shareholders and users.

     In February 2005, through an Agreement for Purchase and Sale of Shares, entered into with Petroquisa, the Company purchased 23,465,165 shares, representing 13.74% of CINAL capital, in the amount of R$ 13,402. This operation resulted in a goodwill of R$ 433, which was fully amortized due to the lack of economic support.

     Tegal

     Tegal is engaged in rendering services, for its own account or third parties, of storage and transportation of liquid gases to companies located at the Camacari Petrochemical Complex.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

12   Property, Plant and Equipment

                                                                       Mar/05        Dec/04          Annual
                                        --------------------------------------- -------------  depreciation
                                                      Accumulated                                    rates
                                                Cost  depreciation         Net           Net            (%)
                                        ------------- -------------  ---------- ------------- --------------


Land                                          21,264                    21,264        21,264
Buildings and improvements                   817,117     (347,066)     470,051       474,768        2 to 10
Machinery, equipment and facilities        6,017,458   (2,274,205)   3,743,253     3,798,010     3.33 to 20
Mines and wells                               26,016      (21,580)       4,436         4,640        4 to 10
Furniture and fixtures                        35,281      (30,808)       4,473         4,729             10
Information technology                        49,125      (40,836)       8,289         9,173             20
Construction in progress                     573,573                   573,573       499,895
Other                                         21,114      (10,354)      10,760        11,056       Up to 20
                                        ------------- -------------  ---------- -------------

                                           7,560,948   (2,724,849)   4,836,099     4,823,535
                                        ============= =============  ========== =============


     Construction in progress relates principally to projects for operating improvements to increase the useful life of the industrial units, machinery and equipment, as well as programs in the areas of health, technology and security.

     At March 31, 2005, property, plant and equipment includes the appreciation, in the form of goodwill, of the assets arising from merged companies (Note 1(b)), transferred in conformity with CVM Instruction NO. 319/99, in the amount of R$ 923,184 (at December 31, 2004 - R$ 937,236).

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

13   Deferred Charges


                                                      Mar/05           Dec/04
                                              --------------- ----------------

Costs
   Pre-operating expenses                            216,417          216,417
   Rights to manufacturing processes                  53,313           53,313
   Organization and implementation expenses          241,482          227,163
   Expenditures for structured operations            329,956          314,748
   Goodwill on merged/consolidated investments     1,709,297        1,709,297
   Expenditures for programmed stoppages             504,863          494,038
   Research and development                           64,596           64,596
   Catalysts and other                               103,820          103,382
                                              --------------- ----------------

                                                   3,223,744        3,182,954
Accumulated amortization                         (1,113,967)        (973,425)
                                              --------------- ----------------

                                                   2,109,777        2,209,529
                                              =============== ================

     The goodwill on merged/consolidated investments is based on future profitability and is being amortized in up to ten years, according to the appraisal reports issued by independent experts. The recording of this goodwill in deferred charges is in conformity with CVM Instruction NO. 319/99.

     At programmed dates, which vary from one to six years, the Company stops production, totally or partially, to carry out inspection and maintenance. The costs associated with each stoppage are deferred and amortized to cost of production up to the beginning of the next corresponding stoppage.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------


14   Financing


                                            Annual financial charges                       Mar/05      Dec/04
                                            ------------------------------------------ ----------- -----------

Foreign currency
  Eurobonds                                 Note 14 (a)                                 1,088,962   1,057,657


  Advances on export contracts     Mar/05   Fx US$ + interest of 3.30% to 3.85%            52,972     300,434
                                   Dec/04   Fx US$ + interest of 3.30% to 12.30%

  Export prepayment                         Note 14 (b)                                   926,157   1,129,647

  Medium-term Notes                         Note 14 (c)                                 1,634,979   1,581,448

  Raw material financing           Mar/05   Fx US$ + interest of 1.30% to 3.70%           170,757     219,825
                                            above LIBOR (i)
                                   Dec/04   Fx US$ + interest of 0.53% to 3.70%
                                            above LIBOR

  Permanent assets financing                Fx US$ + interest of 3.88% above LIBOR         30,570      29,868
                                            Fx US$ + fixed interest of 6.49% to 7.14%      21,344      27,932

Local currency

  Working capital                           Fx US$ + interest of 4.50%                     11,114      10,944
                                            Interest of 11% + fixed restatement                        17,189
                                            (IGPM) (iii)

  FINAME                           Mar/05   Fixed interest of 10,50% + fixed                  805         929
                                            restatement (TJLP) (iv) - Nota 14(d)
                                   Dec/04   Fixed interest of 9.35% to 11.00% +
                                            fixed restatement (TJLP)

  BNDES                            Mar/05   Fixed interest of 6.50% to 12.60% +            94,619     166,492
                                            fixed restatement (TJLP and UMBNDES) (v)
                                            - Nota 14(d)
                                   Dec/04   Fixed interest of 6.50% to 11.00% +
                                            fixed restatement (TJLP and UMBNDES)

  BNB                                       Fixed interest of 11.81% - Nota 14(d)          48,812      31,538

  Acquisition of shares                     Fixed interest of 4.00% + fixed               182,042     176,277
                                            restatement (TJLP)

  Financing of projects                     Note 14 (f)                                   137,101

                                                                                       ----------- -----------

                                                                                        4,400,234   4,750,180
Less: current liabilities                                                               (877,826) (1,435,094)
                                                                                       ----------- -----------

Long-term liabilities                                                                   3,522,408   3,315,086
                                                                                       =========== ===========

(i)   LIBOR - London Interbank Offered Rate
(ii)  CDI - Interbank Deposit Certificate
(iii) IGPM - General Market Price Index
(iv)  TJLP - Long-term Interest Rate
(v)   UMBNDES = BNDES monetary unit

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(a)  Foreign notes payable (Eurobonds)

     In October 1996, OPP Petroquimica (merged into OPP Quimica in December
     2002) issued Eurobonds amounting to US$ 100,000 thousand, falling due in October 2004 and with annual interest of 11%, paid semiannually.

     In June 1997, the Company issued Eurobonds amounting to US$ 150,000 thousand falling due in June 2007, and with annual interest of 9%, paid semiannually in June and December of each year.

     In July 1997, the merged company Trikem issued Eurobonds in the amount of US$ 250,000 thousand, falling due in July 2007 and with annual interest of 10.625%, paid semiannually in January and July of each year. These notes grant exclusively to Trikem the right to repurchase the Eurobonds on July 24 of each year as from July 2002.

(b)  Prepayment of exports

     The merged company Trikem received an advance of US$ 100,000 thousand made by a foreign customer in August 1997. This advance bears annual interest of 12% and the balance was settled in October 2004.

     On December 28, 2001, the Company obtained funds in the amount of US$ 250,000 thousand as prepayment of exports. This loan was placed in two tranches. The first tranche, in the amount of US$ 80,000 thousand, has a settlement term up to December 2004 and is subject to interest of 4.25% per annum (p.a.) plus 3 month LIBOR, payable on a quarterly basis and was fully amortized upon maturity. The second tranche, in the amount of US$ 170,000 thousand, has a settlement term up to December 2006 and was also fully amortized in December 2004, and is subject to interest of 5.25% per annum plus 3 month LIBOR, payable on a quarterly basis.

     In December 2002, the merged company OPP Quimica received an advance from a foreign customer, in the amount of US$ 97,200 thousand, with annual interest of 3.75%, plus semiannual LIBOR, in addition to the exchange variation. In November 2004, the Company renegotiated the charges, reducing the spread to 1.25% per annum. This contract will be liquidated through shipments made up to June 2006. The balance due at March 31, 2005 is US$ 32,744 thousand - R$ 87,302 (December 31, 2004 - US$ 47,018 thousand - R$
     124,805).

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

     In June 2004, the Company obtained funds in the amount of US$ 200,000 thousand as prepayment of exports divided in two tranches. The first tranche, in the amount of US$ 145,000 thousand, has a settlement term up to December 2007 and is subject to interest of 3.5% per annum plus 6 month LIBOR, payable semiannually. The second tranche, in the amount of US$ 55,000 thousand, has a settlement term up to June 2009 and is subject to interest of 4.5% per annum plus 6 month LIBOR, payable semiannually. The balance due, at March 31, 2005, is US$ 203,861 thousand - R$ 543,534 (December 31, 2004 - US$ 200,643 thousand - R$ 532,588).

     In August 2004, the Company obtained funds in the amount of US$ 50,000 thousand as prepayment of exports. In addition to the foreign exchange variation, bears annual interest of 3% plus 6 month LIBOR up to January 2005 and 3 month LIBOR as from that date up to the final maturity, in October 2006. This contract will be amortized with exports between July 2004 and October 2006. The balance of this operation, on March 31, 2005, is US$ 44,226 thousand - R$ 117,916 (December 31, 2004 - US$ 51,009 thousand -
     R$ 135,397).

     The Company has also other prepayments of export operations in the amount of US$ 66,539 thousand - R$ 177,405 on March 31, 2005 (December 31, 2004 -
     US$ 126,905 thousand - R$ 336,857). These operations will be settled at various dates through January 2008. In addition to foreign exchange variation, the Company is subject to annual interest from 1.55% to 3.35% above LIBOR.

(c)  Medium-term Notes ("MTN") Program

     In July 2003 Braskem initiated a MTN Program of US$ 500,000 thousand. On December 16, 2003, the Company's Board of Directors authorized an increase in the total of the program to US$ 1 billion and an extension in term from five to ten years.

     MTN issues and the balance at March 31, 2005 are shown below:

                                                                  US$ thousand                  R$ thousand
                                                  ----------------------------- ----------------------------

Issues            Interest              Maturity         Mar/05        Dec/04         Mar/05        Dec/04
-------------- ------------  -------------------- --------------- ------------- -------------- -------------

2nd Tranche          9,25%   10/28/2005                   65,000        65,000        173,303       172,536
3rd Tranche         12,50%   11/5/2008                   275,000       275,000        733,205       729,960
4th Tranche         11,75%   1/22/2014                   250,000       250,000        666,550       663,600
                                                 --------------- ------------- -------------- -------------

                                                         590,000       590,000      1,573,058     1,566,096
                                                 ---------------- ------------- -------------- -------------

                                Interest accrued                                       61,921        15,352
                             Balance at March 31                               -------------- -------------
                                                                                    1,634,979     1,581,448
                                                                                ============== =============

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(d)  FINAME, BNDES and BNB

     These loans relate to various operations for the increase in production capacity, environmental programs, operating control centers, laboratory and waste treatment stations. Principal and charges are payable monthly up to June 2016.

(e)  Acquisition of shares

     This loan refers to the acquisition from BNDESPAR of one billion shares of Copene Participacoes, made in September 2001, by the merged company Nova Camacari. The loan principal is payable in full in August 2006. The principal bears interest of 4% p.a. and TJLP, due annually as from August 2002.

(f)  Project financing

     In March 2005, the Company obtained a loan in Japanese currency with Nippon Export and Investment Insurance ("NEXI"), in the amount of YEN 5,256,500 thousand - R$ 136,496, to finance several investment projects, including the Program "Braskem +". This loan bears annual interest of 0.95% above the Tokyo Interbank Rate (Tibor) plus exchange variation, payable semiannually.

     Principal will be paid in 11 installments as from March 2007, and final maturity will occur in March 2012. The financing contract comprises an insurance that guarantees 95% of commercial risks and 97.5% of political risks.

     In March 2005, as an integral part of its risk management policy (Note 21), the Company signed a swap contract in the total amount of this debt, changing the annual financial charges to 101.59% of CDI. The swap contract was signed with a prime foreign bank and its maturity, currencies, rates and amounts are perfectly adjusted to the debt contract. The result of this contract is recorded in financial income (expenses), in "derivative transactions" (Note 22).

     On March 31, 2005, this financing calculated based on the swap contract conditions amounts to R$ 137,101.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(g)  Payment and guarantees schedule

     Long-term loans mature in the followings years:

                                       Mar/05             Dec/04
                            ------------------  -----------------

2006                                  551,864            563,929
2007                                1,347,097          1,269,314
2008                                  809,612            770,436
2009                                   48,204             22,190
2010 onwards                          765,631            689,217
                            ------------------  -----------------

                                    3,522,408          3,315,086
                            ==================  =================

     In the case of short-term loans, the Company has given security such as trade bills receivable and promissory notes.

     Long-term loans are secured by liens on fixed assets, shares, guarantees of the shareholders, bank guarantees and promissory notes. Certain long-term operations are guaranteed by surety bonds and mortgages of the Company's industrial plants.

15   Debentures

(a)  10th public issue

     On October 1, 2001, the Company carried out the issue and sale of two series of the 10th issue of non-convertible debentures, being 4,108 of the 1st series and 2,142 of the 2nd series, totaling R$ 625,000.

     In January 2004, the Company redeemed 2,289 debentures of the 1st series and 945 debentures of the 2nd series, the rest of both series was redeemed on September 30, 2004. All of these debentures were cancelled.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(b)  1st private issue

     On May 31, 2002, the merged company OPP Produtos Petroquimicos S.A. ("OPP PP") issued 59,185 convertible debentures. These debentures were fully purchased by Odebrecht S.A., which subsequently transferred ownership to ODBPAR. These debentures have the following characteristics:

                               Single series
                               ---------------------------------------------

     Unit face value:          R$ 10.00
     Final maturity date:      July 31, 2007
     Remunerations:            TJLP variation, plus interest of 5% p.a.

     ODBPAR has the option to convert these debentures into class "A" preferred shares at any time. the payment of the principal and interest will only occur on their final maturity date. There is no partial or total redemption clause allowing payments before this date.

(c)  11th public issue

     The Extraordinary Shareholders Meeting held on November 19, 2003 approved the 11th public issue of debentures, not convertible into shares. On December 1, 2003, a single series of 12,000 thousand debentures was issued in the total amount of R$ 1.2 billion, with subscriptions on January 16 and February 2, 2004. Their characteristics are as follows:

                                  Single series
                                  ----------------------------------------------

     Unit face value:              R$ 100.00
     Final maturity date:          December 1, 2007
     Payment of the face value:    36 monthly installments, equal and
                                   successive, as from January 1, 2005
     Remuneration:                 CDI + interest of 4.5% p.a.
     Payment of the remuneration:  1st of each month, as from January 2004

     On November 3, 2004, the Company redeemed in advance all debentures of this issue, as permitted by Clause 5.19 of the Deed of Issue. After redemption the debentures were cancelled.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(d)  12th public issue

     The Extraordinary Shareholders Meeting held on June 15, 2004 approved the issue of 3,000 debentures, non-convertible into shares, totaling R$ 300,000. The debentures were subscribed and paid-up on September 29, 2004, and have the following characteristics:

                                   Single series
                                   ---------------------------------------------

     Unit face value:              R$ 100.00
     Final maturity date:          June 1, 2009
     Payment of the face value:    Single installment on the final maturity date
     Remuneration:                 117% of CDI
     Payment of the remuneration:  Semiannually, as from December 1, 2004

     To guarantee the compliance with the obligations of these debentures, the Company set up a pledge on pre-indexed credit rights.

(e)  A summary of the debentures is as follows:

                                 Mar/05           Dec/04
                           ----------------- ----------------

As of January 1                   1,172,839        1,492,000
   Financial charges                 45,658          444,132
   Issue                                           1,500,000
   Amortization                                   (2,263,293)
                            ----------------- ----------------

At the end of the year            1,218,497        1,172,839
                            ----------------- ----------------

Less: current liabilities           (19,907)          (4,969)
                            ----------------- ----------------

Long-term liabilities             1,198,590        1,167,870
                            ================= ================

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

16   Taxes and Contributions Payable - Long-term Liabilities

                                                                             Mar/05           Dec/04
                                                                   ------------------  ---------------

IPI credits offset
   IPI - export credit                                       (i)             472,447          462,832
   IPI - zero rate                                           (ii)            282,138          272,143
   IPI - consumable materials and property, plant and
     equipment                                                                35,183           34,418

Other taxes and contributions payable
   PIS /COFINS - Law No. 9718/98                             (iii)           302,587          290,533
   Education contribution, SAT and INSS                                       30,055           28,816
   REFIS                                                                                        3,236
   PAES-Law No. 10684                                        (iv)             48,067           49,706
   Others                                                                      2,271            1,563
                                                                   ------------------  ---------------

                                                                           1,172,748        1,143,247
                                                                   ==================  ===============

     The Company has brought legal actions challenging certain alterations in the tax law and defending, amongst other things, the right to Excise Tax
     (IPI) credits on the purchase of raw materials and the export of products. With regard to the contingent IPI credits, which had been offset against various federal taxes payable, the Company recorded liabilities to eliminate the contingent gain and accrued interest on these liabilities based on SELIC. The Company did not record tax credits that may be considered as contingent assets pending realization. Even though this refers to one of the matters brought to courts, the undue tax payment mentioned in Note 9(i) was recorded because it was a credit effectively realized to the benefit of the Company.

(i)  IPI - Export Credit

     This refers to a legal process requesting the legal recognition of the IPI credit, introduced by Decree-Law No. 491/69, as an incentive to exports of manufactured products.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

     The Company and the merged company Nitrocarbono filed for a writ of security in September 2003, whose decision guaranteed the credit for the past 5 (five) years as from the bringing of the suit and its offset against all taxes administered by the Federal Revenue Secretariat. An appeal by the Federal Government was made and is waiting for a judgment by the TRF of the 1st Region.

     The merged company OPP Quimica, obtained a preliminary injunction in this action, partially confirmed by a sentence, authorizing it to use the benefit calculated on the exports of the units located in Rio Grande do Sul, to offset federal taxes due. The decision was revoked by the TRF of the 4th Region, against which special and extraordinary appeals were lodged and are awaiting judgment in the Higher Court of Justice (STJ) and Supreme Court (STF), respectively.

     The merged company Trikem, in the unit installed in Sao Paulo, filed a writ of security to request the same credit. The process is still waiting for a judgment in the Trial Court.

     The merged companies OPP Quimica and Trikem, in the industrial units installed in Bahia, filed a civil action on the matter. The decision was unfavorable and the Company lodged an appeal against it. The judgment of this appeal is pending a decision by the TRF of the 1st Region.

     The merged company Trikem, in the units installed in Alagoas, filed a writ of security on the matter. The security was granted and the credit was assured for the 10 (ten) years before bringing the suit. The TRF of the 5th Region maintained the favorable decision, however, it limited the length of the term for use of credits to 5 (five) years. Against this decision, special and extraordinary appeals were lodged and are awaiting judgment in the Higher Court of Justice (STJ) and Supreme Court (STF), respectively.

     The external legal advisors of the Company, consider that the chances of success with respect to the export credit itself and the effects of the monetary restatement (expurgations, monetary correction and SELIC rate) are probable, even with the recent adverse decisions of the matter in the STJ.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(ii) IPI - Zero rate

     In addition to the legal action filed in the State of Rio Grande do Sul, with a decision of the STF in its favor (Note 10(i)), the merged companies OPP Quimica and Trikem have similar legal actions in the States of Sao Paulo, Bahia and Alagoas, to support the right to the IPI credit on the purchases of raw materials and input materials exempt, not taxed or taxed at the zero rate. The process in Sao Paulo was denied, however, the TRF of the 3rd Region granted suspensive effects to recognize the right to that credit. The process originated in Bahia obtained a favorable decision in the TRF of the 1st Region, which was the object of a Special and Extraordinary Appeal by the Federal Government. The Special Appeal was not accepted by the TRF and STJ and the Extraordinary Appeal awaits judgment in the STF. Finally, the proceeding from Alagoas obtained a favorable decision in the TRF of the 5th Region, however, due to a formal defect in this judgment, STJ determined that the proceeding should return to the TRF so that the defect was remedied. The legal action is in the STJ awaiting Judgment of Petitions for Clarification opposed by the Company.

(iii)PIS/COFINS - Law No. 9718/98

     The Company, in different legal actions, has challenged the constitutionality of the changes deriving from Law No. 9718/98, which, in practice, increased the value of the contributions to PIS and COFINS, as from February 1999, as described below:

     o COFINS - Increase in the rate from 2% to 3% and expansion of the calculation basis to practically comprehend all income earned by companies, in addition to the sales of products and services;

     o    PIS - expansion of the calculation basis identical to COFINS.

     With regard to the period after December 2002, with the beginning of the effectiveness of Law No. 10637/02, the discussion about the unconstitutionality of the PIS calculation basis (Law No. 9718/98) lost its focus due to the new non-cumulative system for this tax. Similarly, after February 2004, with the beginning of the effectiveness of Law No. 10833/03, the discussion about the COFINS calculation basis lost its focus. As from these dates, the Company started to pay these contributions as prescribed by the legislation, excepting its right to the questioning in relation to prior periods.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

Considering that the legal discussion is still valid for the effectiveness of Law No. 9718/98, the situation of each proceeding is as follows:

     o The Company proposed to file a legal action to discuss the unconstitutionality of the increase in the COFINS rate in March 1999. The injunction only authorized the judicial deposit of the amount under discussion. The security was granted, however, the TRF of the 1st Region revoked the decision in the lower court. Against this decision, the Company lodged an Extraordinary Appeal which is awaiting judgment by the STF. The judicial deposits for the increase in the COFINS calculation basis were made up to January 2004, in the amount of R$ 39,085.

     o The Company filed a writ of security to discuss the unconstitutionality of the related increase in the PIS calculation basis, in March 1999. The security was granted, however the TRF of the 1st Region revoked this decision. Against the decision an Extraordinary Appeal was lodged before the STF. Because this appeal cannot be accepted by the TRF of the 1st Region, an Interlocutory Appeal was lodged and is awaiting judgment by the STF.

     o The Company proposed to file a legal action to assure the right of not paying COFINS at the rate of 3%, in October 2001. The security was rejected and against this decision an appeal was lodged and is awaiting judgment by the TRF of the 1st Region.

     o The merged companies OPP Quimica and Trikem brought a legal action together with other companies to discuss whether the increase in the COFINS calculation basis and rate is legal and constitutional. The decision was accepted and against the decision the Federal Government lodged an appeal. The proceeding is awaiting judgment by the TRF of the1st Region. In August 2003, the merged company Trikem opted for partially giving up the action in relation to the increase in the tax rate and, through PAES (Note 16(iv)), divided into installments the amount due.

     o The merged companies OPP Quimica and Trikem proposed a writ of security, together with other companies, to discuss whether the increase in July 1999 in the PIS calculation basis and rate is legal and constitutional. The security was granted, however the TRF of the 1st Region revoked the decision. Against this decision an Extraordinary Appeal was lodged and is awaiting judgment by the STF. After the distribution of the Extraordinary Appeal, an incidental writ of prevention was proposed in the STF to suspend the payment of the increased PIS. The writ of prevention was accepted and the judgment of the Extraordinary Appeal is being awaited.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

     Based on the court orders, the merged company OPP Quimica was not obliged to pay or deposit any of the increases introduced by Law No. 9718/98 up to its merger by the Company. Besides the increase in the COFINS rate, in which there was a partial withdrawal from the action, the merged company Trikem is in the same situation as the merged company OPP Quimica.

(iv) Special Installment Program (PAES) - Law No. 10684/03

     On May 30, 2003 Federal Law No. 10684 was published, introducing the PAES program which offers taxpayers with liabilities to the Federal Revenue Secretariat or the National Treasury (confessed or challenged in the courts) the possibility of paying their debts overdue at February 28, 2003, in up to 180 successive monthly installments.

     The legislation, among other benefits, provides for a fifty percent reduction in the arrears fine as well as the utilization of the Long-term Interest Rate (TJLP) to update the installments due (replacing the usual SELIC rate which is more onerous).

     In August 2003, the subsidiary Trikem chose to partially desist from its legal action with respect to its challenge of the increase in the COFINS rate to use the favorable payment conditions established by the program. The amount due is being paid in 120 installments and the option was confirmed with payment of the first installment on August 31, 2003. At March 31, 2005 the balance due is R$ 54,622, being R$ 6,555 in current liabilities and R$ 48,067 in long-term liabilities (December 31, 2004 - R$ 56,261, being R$ 6,555 in current liabilities and R$ 49,706 in long-term liabilities).

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

17   Income Tax and Social Contribution on Net Income

(a)  Current taxes

                                                      Mar/05         Mar/04
                                                  --------------  -------------

Income before income tax                                274,283         15,646
                                                  --------------  -------------

Adjustments to income for the period
   Permanent additions                                    5,298         77,612
   Temporary additions                                   71,389          2,371
   Permanent exclusions                                 (18,843)       (67,997)
   Temporary exclusions                                 (65,087)       (46,743)
                                                  --------------  -------------

Taxable income (loss) before offset of tax losses       267,040        (19,111)
   Offset of tax losses (30%)                           (80,112)
                                                  --------------  -------------

Taxable income (loss) for the period                    186,928        (19,111)
                                                  --------------  -------------

Income tax (15%) and additional (10%)                    46,726

Income tax expenses (income) arising from
  changes in net assets derived from the merger of:                      1,700
  Trikem                                                   (259)         5,494
  Other                                          ---------------  -------------
                                                           (259)         7,194
                                                 ---------------  -------------

Income tax expense                                       46,467          7,194
                                                 ===============  =============

In relation to the income tax expense, R$ 29,306 is covered by the exemption/reduction benefit (Note 18(a)) (1st quarter of 2004 - R$ 1,699).

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(b)   Deferred taxes

(i)  Breakdown of deferred income tax

In accordance with the requirements of CVM Deliberation No. 273/98, which approves IBRACON pronouncement on the recognition of income tax, and CVM Instruction No. 371/02, the Company records the following deferred income tax balances:


Breakdown of deferred income tax:                                                1st quarter              2004
                                                                                   of 2005
                                                                                ---------------   -------------
Tax losses for offset                                                                  459,642         539,754
Goodwill amortized in books on investments in merged
   companies                                                                           164,358         168,757
Goodwill amortized in books on permanent investments                                   668,655         629,572
Temporarily nondeductible expenses                                                   1,241,131       1,261,018
                                                                                ---------------   -------------

Deferred income tax taxable base, assets                                             2,533,786       2,599,101
                                                                                ---------------   -------------

Calculated deferred income tax (25%)                                                   633,447         649,775

Unrecorded portion of deferred income tax assets                                     (353,052)       (348,248)
                                                                                ---------------   -------------

Deferred income tax assets                                                             280,395         301,527
                                                                                ===============   =============

Change:

Opening balance for the period/year                                                    301,527         165,620
   Write-off of deferred income tax on tax losses                                     (20,032)        (30,682)
   Addition (write-off) of deferred income tax on amortized goodwill
     in merged companies                                                               (1,100)          37,040
   Deferred income tax on temporary provisions                                                         129,549
                                                                                ---------------   -------------

Closing balance                                                                        280,395         301,527
                                                                                ===============   =============


Deferred income tax liabilities on accelerated depreciation with tax incentives:

Opening balance for the period/year                                                    (9,115)         (9,705)
Realization of deferred income tax                                                         147             590
                                                                                ---------------   -------------

Closing balance for the period/year                                                    (8,968)         (9,115)
                                                                                ===============   =============

Deferred income tax in net income                                                     (20,985)         136,497
                                                                                ===============   =============

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

     Deferred income tax assets and liabilities, arising from tax losses and temporary differences are recognized in the books taking into consideration the probable realization of these assets and liabilities, based on the projection of deferred income prepared based on internal assumptions and future economic scenarios which therefore may change.

(ii) Estimated deferred income tax realization period

     In addition to the positive results arising from the corporate restructuring described in Note 1(b), the Company prepared, for the base date December 31, 2004, the plan with the expected future taxable income based on projections and feasibility studies basically based on price, exchange rate, interest rate, market growth assumptions, as well as other variables relevant to the Company's performance, considered in the Company's business plan which point out the following estimates, as realization of deferred income tax assets on tax losses and temporary differences:

(a)  Expected annual realization of deferred income tax on tax losses:

 2005                                                            95,860
 2006                                                            39,078
                                                     -------------------

                                                                134,938
                                                     ===================

(b)  Expected realization of deferred income tax on temporary differences:

     Based on taxable income generation projections, calculated for the base date December 31, 2004, the realization estimate of deferred income tax assets balance related to goodwill amortized in books on investments in merged companies, considering the tax realization projection over ten years, will be as follows:

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------




 2005                                 4,383
 2006                                 4,383
 2007                                 4,383
 2008                                 4,383
 2009                                 4,935
 2010                                 4,935
 2011                                 4,906
 2012                                 2,623
 2013                                 1,055
 2014                                 1,054
                            ------------------

                                     37,040
                            ==================

     The portion of goodwill on investments in merged companies amortized in the books, the realization of which will be made over a period greater than 10 years (December 31, 2004 - R$ 20,596), as well as goodwill amortized in the books on permanent investments (December 31, 2004 - R$ 629,572) was not considered in the recognition of deferred income tax assets, the tax realization of which over the coming ten years is uncertain.

     As regards temporarily nondeductible expenses, deferred income tax was recognized only on expenses recorded with respect to taxes challenged in courts (December 31, 2004 - R$ 253,542) and other operating nondeductible provisions (December 31, 2004 - R$ 264,654). The nondeductible provisions recorded on permanent investments (December 31, 2004 - R$ 742,822) the tax realization of which over the coming ten years is uncertain, were not considered in the calculation basis of deferred income tax assets. It is estimated that the balance of deferred income tax arising from other temporary provisions (December 31, 2004 - R$ 129,549) will be realized within up to ten years, also based on Company projections and the expected outcome of tax matters being discussed in courts.

     It is worth noting that the assets recorded are limited to amounts the offset of which is supported by taxable income projections, discounted to their present value, realized by the Company within up to ten years, also considering the limitation to the offset of tax losses of 30% of income for the year before income tax and income tax exemption and income tax reduction benefits.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

     As the income tax taxable base does not arise only from the income that can be generated but also untaxed revenues, nondeductible expenses, tax incentives, and other variables, there is no direct relation between the Company's net income and income tax results. So, the expected use of tax credits must not be taken as an indication of the Company's future net income.

(c)  Social Contribution of Net Income ("CSLL")

     In view of the discussion of the constitutionality of Law No. 7689/88, the Company and merged companies OPP Quimica and Trikem, filed a lawsuit to avoid the payment of CSLL.

     The TRF of the 1st Region expressly recognized the unconstitutionality of this tax, and the courts issued final and unappealable decisions favorable to the Company and merged companies. However, the Federal Government filed an action seeking to revoke the decisions on Braskem's and Trikem's lawsuits, arguing that after the final decision favorable to the companies, the Plenary Session of the STF had declared the constitutionality of the tax, except in 1988. In the case of OPP Quimica, the Federal Government did not file any action, and so the first final decision remained in force.

     The decisions of lower and first appeal courts were favorable to the Federal Government, however, tax payments are still suspended. Currently, the mentioned action is awaiting final judgment of the appeals lodged with the STF and STJ .

     Based on the referred STF's decision, the Federal Revenue Secretariat ("SRF") is raising tax assessment notices against the Company and the merged companies, against which administrative defense arguments have been filed.

     Based on the opinions of its legal advisors, the Company believes that: (i) it will obtain from the courts the right to not to pay this tax and; (ii) even considering that the decision of the action filed by the Federal Government is unfavorable, such decision cannot be applied retrospectively to the date of the law's enactment, and so no provisions related to this tax were recognized.

     Should retrospective collection be required, contrary to the opinion of the Company's outside legal advisors, the Company considers as remote the collection of fine and arrears interest. Accordingly, the amount payable, restated based on Brazil's base rate (SELIC) would be R$ 534,000 (December 31, 2004 - R$ 507,000), net of fine.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

18   Tax Incentives

(a)  Corporate income tax

     From calendar-years 2002 to 2011, the Company has the right to reduce by 75% the income tax on the profit arising from the sale of basic petrochemical products and utilities. The Camacari polyethylene plant of the merged company OPP Quimica has the same right for the same period. The PVC plant in Alagoas is exempt from Corporate Income Tax ("IRPJ") calculated on the results of their industrial operations until 2008.

     Productions of caustic soda, chloride and ethylene dichloride enjoy the benefit of the decrease of 75% of the income tax rate, up to 2012.

     At the end of each year, in the case of taxable profit resulting from the benefited operations, the amount of the income tax exemption or reduction is credited to a capital reserve, which can only be used to increase capital or absorb losses. The incentive covered R$ 29,306 (1st quarter of 2004 - R$ 1,699) of the income tax of the Company in the 1st quarter of 2005,.

     On December 14, 2004, the Board of Directors approved the use of R$ 463,281 from the tax incentive reserve for absorption of the balance of accumulated losses.

(b)  Value-added tax (ICMS)

     The Company has ICMS tax incentives granted by the State of Rio Grande do Sul, through the Company Operation Fund - FUNDOPEM, with the purpose of incentivating the installation and expansion of industries in the State. This incentive is determined based on approved projects and in percentages on the amounts of tax payments expected. The amount for the first quarter, 2005 was R$ 815 (the incentive was not calculated for the first quarter, 2004).

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

19   Shareholders' Equity

(a)  Capital

     At March 31, 2005, subscribed and paid-up capital is R$ 3,402,968 and comprises 120,860,099 common shares, 240,860,206 Class A preference shares and 803,366 Class B preference shares, all nominative and with no par value. On this date, authorized capital comprised 488,000,000 shares, of which 175,680,000 are common shares, 307,440,000 are Class A preference shares and 4,880,000 are Class B preference shares. The number of shares reflect the grouping approved at the Extraordinary General Meeting held on March 31, 2005 (Note 1(d)).

     In January 2004, due to the merger of Trikem (Note 1(b)), capital was increased by R$ 304,596, through the issue of 8,136,165,484 Class A preference shares, totaling R$ 2,192,018.

     In September 2004, in accordance with the Global Offer (Note 1(c)), the Company increased capital in the amount of R$ 1,210,950, through the issue of 13,455,000,000 Class A preference shares, at the price of R$ 90.00 per thousand shares in Brazil and US$ 31.38 overseas. Accordingly, capital totaled R$ 3,402,968.

     On January 15, 2004, in order to maintain the minimum limit related to the proportion between common and preference shares, in accordance with Brazilian Corporate Law, before the merger of Trikem, the conversion of 121,948,261 Class A preference shares into common shares was approved at the Extraordinary General Meeting. Accordingly, on September 17, 2004, before the conclusion of the Global Offer, the conversion of 4,484,963,007 Class A preference shares into common shares was approved at the Extraordinary General Meeting.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

     From September 2004 to March 2005, in accordance with Article 6 of the by-laws, the conversion of 28,313,178 Class B preference shares into 14,156,589 Class A preference shares was carried out. Accordingly, at March 31, 2005, before the approval of the grouping (Note 1(d)), capital comprised 30,215,024,848 common shares, 60,215,051,485 Class A preference shares and 200,841,622 Class B preference shares.

     For the period ended March 31, 2004, earnings per share was calculated considering the total number of shares issued on that date. Taking into consideration the grouping of shares, approved on March 31, 2005, earnings per share would be R$ 0.02808.

(b)  Share right

     Preference shares are not convertible into common shares and do not carry voting rights, but they have priority to a minimum non-cumulative annual dividend of 6%, depending on the availability of income for distribution. Only the Class A preference shares have equal participation with the common shares in the remaining income, and this right exists only after the payment of dividends to the holders of preference shares. The Class A preference shares also have equal rights with the common shares to receive stock dividends arising from the capitalization of other reserves. The Class B preference shares, subsequent to the expiration of the period of non-transferability as foreseen in special legislation, may be converted into Class A preference shares at any time, at the ratio of two Class B preference shares for one Class A preference share.

     In the event of liquidation of the Company, the Class A and B preference shares have priority to capital reimbursement.

     All shareholders are assured an annual dividend of not less than 25% of the net income of each year, calculated in accordance with Brazilian Corporate Law.

     As described in the Memoranda of Understanding for Shareholders' Agreements, the Company must distribute dividends of a percentage not less than 50% of available net income of each year, as long as remaining reserves are sufficient to maintain efficient operations and business development.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

     According to the terms agreed in the Eurobonds and MTN contracts (Note 14(a) (c)) , the payment of dividends, interest on capital or any other participation in profits is limited to at the most 50% of net income for the year or 6% of the unit value of the Class A and B preference shares, whichever is higher.

(c)  Shares held in treasury

     Considering the grouping of shares, approved on March 31, 2005 (Note 1(d)), the Company held in treasury, at the end of the quarter, 467,347 Class A preference shares (December 31, 2004 - 116,836,839 shares).

(d)  Appropriation of net income

     In accordance with the Company's by-laws, net income for the year, adjusted as provided by Law No. 6404/76, will be appropriated as follows: (i) 5% for constitution of the legal reserve, not exceeding 20% of capital; (ii) 25% for payment of non-cumulative mandatory dividends, observing the legal and statutory advantages of the preference shares. When the priority dividend amount paid to the preference shares is equal to or higher than 25% of the net income for the year, calculated in accordance with Article 202 of Brazilian Corporate Law, the full payment of the mandatory dividend is carried out. If there is a remaining mandatory dividend after the payment of the priority dividend, it will be applied as follows: i) in the payment to common shares of a dividend up to the limit of the priority dividend of preference shares; ii) if there is a remaining balance in the distribution of an additional dividend to common shares and Class A preference shares, under the same conditions, so as each common share or preference share of this class receives the same dividend.

     At the Ordinary General Meeting held on March 31, 2005, the appropriation of R$ 204,178 of net income for the year was approved, being: (i) R$ 170,000 distributed as interest on capital as approved by the Administrative Council meeting held on December 14, 2004 and by the Board of Directors' meeting held on December 31, 2004; and (ii) R$ 34,178 as dividends. The payment of interest on capital and dividends started on April 12, 2005.

     Interest on capital were recorded based on the shareholding control at December 31, 2004, including the mentioned amount in the priority and mandatory dividends of 2004, as prescribed by Law No. 9249/95 and paragraph 6 of Article 44 of the by-laws.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(e) Statement of changes in shareholders' equity



                                           Capital reserves        Revenue reserves                   Retained
                                       ---------------------  ----------------------                   earnings
                                              Tax                         Retention     Treasury   (accumulated
                             Capital   incentives     Other      Legal   of profits       Shares       deficit)       Total
                         ------------  -----------  --------  ---------  -----------  -----------  -------------   ---------


January 1, 2004            1,887,422      743,758       557                             (10,137)      (463,281)    2,158,319

Capital increase             304,596                                                                                304,596
Tax incentive                               1,699                                                                     1,699
Net income for the
period                                                                                                    8,599       8,599

                         ------------  -----------  --------  ---------   ----------  -----------  -------------   ---------


March 31, 2004             2,192,018      745,457       557                             (10,137)      (454,682)    2,473,213
                         ============  ===========  ========  =========   ==========  ===========  =============   =========



January 1, 2005            3,402,968      344,225       557     34,634      454,551      (1,905)                   4,235,030


Tax incentive                              30,121                                                                    30,121
Net income for the
period                                                                                                  206,831     206,831

                         ------------  -----------  --------  ---------   ----------  -----------  -------------   ---------


March 31, 2005             3,402,968      374,346       557     34,634      454,551      (1,905)        206,831    4,471,982
                         ============  ===========  ========  =========   ==========  ===========  =============   =========

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

20   Contingencies

(a)  Employees' Collective Agreement - Clause 4

     The Union of the Employees of Petrochemical, Plastic Chemicals and Related Companies of the State of Bahia ("SINDIQUIMICA") and the Employers' Union of the Petrochemical and Synthetic Resins Industry of the State of Bahia ("SINPEQ") challenged the constitutionality of the indexation clause of salaries and wages, included in the employees' collective agreement, due to the standard of public order (economic plan) established in 1990 and which restrained salary adjustment. The Company operated plants in the region in 1990, and it is a member of SINPEQ. The employees' union pleads the retroactive adjustment of salaries. In December 2002, the STF judging the plea from SINPEQ, confirmed the prior decision from TST, determining that the economic policy legislation prevails over the collective agreement and, therefore, no adjustment is due. SINDIQUIMICA lodged a new appeal. In June 2003, after the waiver of the plea by two ministers, judgment was suspended.

     Management, based on the opinion of its legal advisors, believes in a favorable outcome for the companies and therefore did not provide any amount relating to this matter.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(b)  Preference shareholders

     Some holders of Class B preference shares, issued within the tax incentive program, allege that they are entitled to profit sharing under the same conditions as common and Class A preference shareholders. One lawsuit was considered unfavorable to the Company, and Braskem filed a Rescissory Action in order to appeal against this decision. The Company obtained an injunction to suspend the liquidation until the final decision issued in the Notice of the Rescissory Action. On December 11, 2003, the Rescissory Action filed by Braskem was judged with merit by the Court of Justice of the State of Bahia, which ruled against the court decision previously issued by the same Court and judged without merit the shareholders requests due to express breach of the disposition of special legislation. In June 2004, the shareholders presented a Special Appeal to the Higher Court of Justice, which was considered unacceptable by the President of the Court of Justice of the State of Bahia in November 2004. The shareholders appealed against this decision. According to the Company's legal advisors, the chances of a favorable outcome are high, especially because the Company's intention is based on the opinions of renowned jurists and recent decisions issued about the matter.

(c)  Other litigation of the Company

     The Company has civil lawsuits filed by a former caustic soda supplier, whose amounts, at March 31, 2005, totaled R$ 170,701 (December 31, 2004 - R$ 168,324). The former supplier is claiming reimbursement concerning the Company's non-compliance with the contractual terms. Management, based on the opinion of its external legal advisors, believes that these lawsuits will be considered invalid and, accordingly, no provisions were set up.

     On March 31, 2005, the Company is defendant in approximately 1,000 labor lawsuits, whose amounts total R$ 53,645 (December 31, 2004 - R$ 50,515). Based on the opinion of its external legal advisors, a large portion of these lawsuits should be judged favorable to the Company and, accordingly, no provisions were set up. For lawsuits whose unfavorable outcome is probable, the Company has a provision in the amount of R$ 7,930.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

21   Financial Instruments

(a)  Risk management

     Since the Company operates in the national and international markets, obtaining funds for its operations and investments, it is exposed to market risks mainly arising from changes in the foreign exchange and interest rates. The bank accounts, financial investments and other accounts receivable are subject to credit risk. The Company has developed policies and procedures for risk evaluation, report preparation and mathematical models for the monitoring of these risks and possible use of derivatives to decrease these risks .

     To cover the exposure to market risk, the Company utilizes various types of currency hedges, some involving the use of cash and others not. The most common types which use cash, as adopted by the Company, are financial applications abroad (Certificates of deposit, securities in U.S. dollars, foreign mutual funds, time deposits and overnight deposits) and put and call options. The types of currency hedge which do not involve the use of cash are swaps of foreign currency for CDI and forwards.

     To hedge its exposure to exchange and interest risks arising from loan and financing agreements, the Company adopted, at December 31, 2001, the following methodology: hedging of the principal and interest (on a consolidated basis), falling due in the next 12 months in, at least, (i) 60% of the debt linked to exports (trade finance), except for Advances on Exchange Contracts ("ACCs") of up to six months and Advances on Export Contracts ("ACEs"); and (ii) 75% of the debt not linked to exports (non-trade finance).

(b)  Exposure to foreign exchange risks

     The Company has long-term loans and financing to finance its operations, cash flows and modernization projects. Part of the long-term loans is denominated in foreign currency (Note 14).

(c)  Exposure to interest rate risks

     The Company is exposed to interest rate risks on its short-term debt. The debt in foreign currency, bearing floating interest rates, is mainly subject to LIBOR variation and the domestic debt, bearing floating interest rates, is mainly subject to fluctuations in the Long-term Interest Rate
     (TJLP) and the Interbank Deposit Certificate (CDI) rate.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(d)  Exposure to commodities risks

     The Company is exposed to fluctuations in the price of several petrochemical commodities, especially its main raw material, naphtha. Since the Company seeks to transfer to its own selling prices the effect of price changes in its raw material, arising from changes in the naphtha international quotation, in the 1st quarter of 2005 no financial instrument was used to hedge the prices of this commodity, nor for the other petrochemical commodities sold by Braskem.

(e)  Exposure to credit risk

     The operations that subject the Company to concentration of credit risk are mainly bank accounts, financial investments and other accounts receivable, exposing the Company to the risk of the financial institution involved. In order to manage the credit risk, the Company keeps its bank accounts and financial investments with large financial institutions.

     In relation to credit risk, the Company protects itself by performing detailed analyses before granting credit and by obtaining real and personal guarantees, when necessary.

(f)  Market value

     To determine the estimated market value of the financial instruments, the Company uses public information available in the financial market and valuation methodologies generally accepted and practiced by the counterparties. These estimates do not necessarily guarantee that such operations could be realized in the market at the indicated amounts. The use of different market information and/or valuation methodologies could have a significant effect on the estimated market value.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

22   Financial Income (Expenses)

                                                       Mar/05         Mar/04
                                                -------------- --------------

Financial income (expenses)
Interest income                                       36,525         13,187
Monetary variation in financial investments,
related parties and accounts receivable                1,673         43,723
Loss on derivative operations                         (6,315)        (2,026)
Foreign exchange variation net income                (14,499)       (74,360)
Financing interest                                  (101,179)      (169,710)
Financing monetary variation                         (52,567)      (113,374)
Monetary and interest variation in taxes
and suppliers                                        (29,950)       (21,693)
Taxes on financial operations                        (22,621)       (19,331)
Vendor                                               (27,208)       (15,307)
Other                                                (21,991)        (5,418)
                                                -------------- --------------

                                                    (238,132)      (364,309)
                                                =============== ==============


23   Other Operating Income (Expenses), Net

                                                          Mar/05         Mar/04
                                                  --------------- --------------

Income (expenses)
    Rental of installations                                6,498          5,033
    Recovery of taxes and compulsory deposits                129             59
    Insurance recoveries                                                     24
    Sale of sundry materials                               2,631          4,761
    Other operating income (expenses), net                (3,034)        (1,295)
                                                   -------------- --------------

                                                           6,224          8,582
                                                  =============== ==============

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

24   Non-operating Income (Expenses), Net

                                                    Mar/05           Mar/04
                                             ----------------- ----------------

Income (expenses)
    Gain on participation in investments                  415            3,508
    Sales of permanent assets                            (12)               11
    Provision for loss on investments                (13,154)            (685)
    Other                                               (379)            (736)
                                             ----------------- ----------------

                                                     (13,130)            2,098
                                             ================= ================

25   Insurance Coverage

     The Company has a broadly-based risk management program designed to provide cover and protection for all assets, as well as possible losses caused by production stoppages, through an "all risks" insurance policy. This policy establishes the amount for maximum probable damage, considered sufficient to cover possible losses, taking into account the nature of the Company's activities and the advice of insurance consultants. At March 31, 2005, insurance coverage for inventories, property, plant and equipment and loss of profits of the Company amounts to R$ 5,056,720 per event, the total of insured assets amounts to R$ 11,525,345.


26   Shares Traded Abroad - NYSE and LATIBEX

(a)  American Depositary Receipt (ADR) Program

     After the conclusion of the grouping and split of shares (Note 1(d)), the Company will trade on the New York Stock Exchange (NYSE) ADRs with the following characteristics:

     o    Type of shares: Class A preference.
     o    Each ADR represents 2 shares, traded under the symbol "BAK".
     o Foreign Depositary Bank: the Bank of New York (BONY) - New York branch.
     o    Brazilian Custodian Bank: Banco Itau S.A.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

(b)  LATIBEX

     The Company trades Class A preference shares on LATIBEX, the market for Latin American Companies quoted in Euros at the Madrid Stock Exchange. The shares are traded under the symbol "XBRK" and the Brazilian Custodian Bank is Itau S.A. LATIBEX will adjust and change the process for quotation and trading to comply with the new standards that will be adopted by Bovespa. Accordingly, as from May 16, 2005, the shares will be traded in units.


27   Private Pension Plans

     The actuarial obligations relating to the pension and retirement plans are accrued in conformity with the procedures established by CVM Deliberation No. 371 of December 13, 2000.

(a)  ODEPREV - Odebrecht Previdencia

     The Company has a defined-contribution plan for its employees. The plan is managed by ODEPREV - Odebrecht Previdencia which was set up by Odebrecht S.A. as a closed private pension entity. ODEPREV offers its participants, employees of the sponsoring companies, the Optional Plan, a defined-contribution plan, in which monthly and sporadic participant contributions and annual and monthly sponsor contributions are accumulated and managed in individual retirement savings accounts.

     The Board of Trustees of ODEPREV defines each year, in advance, the parameters for contributions to be made by the participants and the sponsoring companies. With regard to the payment of benefits under the Optional Plan, the obligation of ODEPREV is limited to the total value of the quotas held by its participants and, to comply with the regulations for a defined-contribution plan, it will not be able to require any obligation or responsibility on the part of the sponsoring company to assure minimum levels of benefits to the participants who retire.

     Currently, the active participants in ODEPREV are as follows:

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

                                              Mar/05          Dec/04
                                      ---------------  --------------

     Active                                    1,122           1,133
                                      ---------------  --------------

     Total participants                        1,122           1,133
                                      ===============  ==============

     Sponsor's contributions for the 1st quarter of 2005 were R$ 1,479 (1st quarter of 2004 - R$ 1,027), and those of the participants were R$ 1,396 (1st quarter of 2004 - R$ 812).

(b)  Fundacao PETROBRAS de Seguridade Social - PETROS

     The Company sponsors a defined-benefit plan for the former employees of COPENE and CQR - Companhia Quimica do Reconcavo. The plan is managed by the Fundacao Petrobras de Seguridade Social ("PETROS"). Its main objectives are to (i) complement retirement benefits provided by the Government and (ii) implement social assistance programs with the support of the sponsoring companies. The sponsoring companies and their employees pay monthly contributions to PETROS based on the employees' remuneration.

     In accordance with CVM Deliberation No. 371/2000, which approved NPC 26 of IBRACON - "Accounting for Benefits to Employees", the pension plan sponsored by the Company was recently subject to an actuarial valuation. This actuarial valuation indicated that the present value of liabilities exceeds the fair value of the plan assets by R$ 58,606. This amount is recorded in long-term liabilities under "Private pension plans ".

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

The amounts are as follows:


1   Present value of actuarial obligation at the end of the period
      Benefits to be granted (active employees)                                                      96,279
      Benefits granted (retired employees and pensioners)                                           236,700
                                                                                          ------------------

                                                                                                    332,979
2   Fair value of plan assets at the end of the period                                              277,646
                                                                                          ------------------

3   Present value of obligations in excess of assets (1) - (2)                                       55,333

4   Unrecognized net actuarial gain                                                                   3,273
                                                                                          ------------------


    Net actuarial liability (3) + (4)                                                                58,606
                                                                                          ==================

    Net expenses for the next 12 months
      Service cost                                                                                    7,279
      Interest cost - benefits to be granted (active employees)                                      10,880
      Interest cost - benefits granted (retired employees and pensioners)                            25,610
      Expected return on plan assets                                                               (30,789)
      Expected contributions of participants                                                        (3,947)
                                                                                          ------------------

                                                                                                      9,033
                                                                                          ==================

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

Currently, the active and inactive participants in PETROS are as follows:

                                                  Mar/05         Dec/04
                                            -------------- --------------

     Active                                          755            748
     Inactive                                        793            792
                                            -------------- --------------

     Total participants                            1,548          1,540
                                            ============== ==============

     Based on the actuarial report, additional information on the pension plan managed by PETROS:

     Type of plan                                        Defined-benefit
     --------------------------------------------------  -----------------------

     Method of actuarial valuation                       All regulatory benefits
     Mortality table                                     GAM-71
     Disability                                          Alvaro Vindas
     Discount rate applied to the actuarial obligations  6% p.a.
     Rate of return expected on plan assets              6% p.a.

     Sponsor's contributions to this plan in the first quarter of 2005 were R$ 1,406 (1st quarter of 2004 - R$ 1,674), and those of participants were R$ 897 (1st quarter of 2004 - R$ 1,035).

(c)  "PREVINOR - Associacao de Previdencia Privada"

     The Company has a defined-contribution plan for employees from Nitrocarbono S.A. ("Nitrocarbono") and Proppet S.A. ("Proppet"). The plan is managed by "PREVINOR - Associacao da Previdencia Privada" ("PREVINOR").

     The principal objective of PREVINOR is to complement retirement benefits provided by the Government. For this purpose, PREVINOR receives monthly contributions from the sponsors and participants, calculated actuarially based on the employees' monthly remuneration.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

     In conformity with CVM Deliberation No. 371/2000, which approved NPC 26 of IBRACON - "Accounting for Benefits to Employees", the pension plan sponsored by the Company was recently subject to an actuarial valuation. This actuarial valuation indicated that the fair value of plan assets exceeds the present value of benefit liabilities by R$ 55. Since the rules of the defined-contribution plan do not state that this amount can be used to reduce future contributions of sponsors or be reimbursed, the Company did not record these assets.

     Currently, the active and inactive participants in PREVINOR are as follows:


                                        Mar/05          Dec/04
                                 --------------- ---------------

     Active                                 240             240
     Inactive                                27              27
                                 --------------- ---------------

     Total participants                     267             267
                                 =============== ===============

     Sponsor's contributions for the first quarter of 2005 were R$ 322 (1st quarter of 2004 - R$ 267), and those of participants were R$ 182 (1st quarter of 2005- R$ 149).


28   Commitments for the Supply of Raw Material

     At March 31, 2005, the Company had contractual commitments with Petrobras and Copesul to purchase raw material in the form of contracted demand. Based on these contracts and the average purchase prices for the raw materials in March 2005, these contractual commitments are estimated at R$ 18,951,126, as follows:

     Year                        Tons                            R$
                            -----------------      ------------------------


     2005                           2,667,900                     3,479,054
     2006                           3,614,200                     4,776,051
     2007                           3,614,200                     4,776,051
     2008                           3,261,000                     3,896,441
     2009 onwards                     796,500                     2,023,529
                            -----------------      ------------------------


                                   13,953,800                    18,951,126
                             =================      ========================

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

     In addition to this, the Company has contracts for consumption of electric energy for its industrial plants located in the states of Alagoas, Bahia and Rio Grande do Sul. The minimum contractual commitment for consumption amounts to approximately R$ 92,000.

(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

Supplementary Information

Statement of cash flows for the first quarter of 2005.


                                                                         Parent company               Consolidated
                                                              -----------------------------------------------------

                                                                Mar/05        Mar/04       Mar/05        Mar/04
                                                              ------------ ----------------------------------------

Net income for the period                                       206,831           8,599       205,682        9,630
Adjustments to net income (loss) reconciliation
   Depreciation, amortization and depletion                     191,935         151,069       208,989      168,322
   Amortization of goodwill (negative goodwill), net            37,933           70,434        37,924       38,186
   Interests in subsidiary and associated companies            (19,897)         (66,388)      (10,877)      (5,047)
   Reversal (provision) for loss on investments                (45,728)         (16,665)
   Tax incentives                                                                             (9,597)     (10,852)
   Exchange variation on investments                                1,170         2,344         5,635        1,111
   Gains (losses) on interests in investments and other               299           446          (151)         (43)
   Gains (losses) on permanent asset disposals                         12          (11)         1,659           75
   Interest and monetary and exchange variations, net             190,624       314,867       205,193      319,955
   Minority interest                                                                            3,246        5,325
   Deferred income tax                                             20,985         (147)        20,985        5,204
   Other                                                           12,738       (3,505)        15,114      (5,713)
                                                              ------------ ----------------------------------------


                                                                  596,902       461,043       683,802      526,153
                                                              ------------ ----------------------------------------

Effect of mergers of investments                                        2        24,993
Financial cash effects                                              7,643         9,071       (3,095)     (12,987)
Cash generation before changes in operating
       working capital                                            604,547       495,107       680,707      513,166
                                                              ------------ ----------------------------------------

Changes in operating working capital
   Securities                                                         955        14,119      (17,341)       15,357
   Trade accounts receivable                                    (239,593)         6,055     (282,263)    (219,160)
   Financial instruments                                                        (4,056)                    (4,056)
   Inventories                                                     82,426      (69,642)       102,284    (114,387)
   Taxes recoverable                                             (28,870)        25,898      (26,838)       31,558
   Prepaid expenses                                                15,140        31,003        14,325       28,623
   Dividends received                                              39,449         7,711         7,133          712
   Other receivables                                             (13,875)      (23,701)      (30,280)     (69,676)
   Suppliers                                                      103,220       213,538       241,759      516,370
   Taxes, charges and contributions                                36,999        62,552        33,028       48,034
   Tax incentives                                                  30,121         1,699        39,746       13,158
   Advances from customers                                         35,877      (29,758)        16,998    (132,137)
   Credit rights                                                              (113,400)                  (113,400)
   Other payables                                                (21,971)     (127,136)       (9,304)    (125,492)
                                                              ------------ ----------------------------------------

Operational cash generation before financial effects              644,425       489,989       769,954      388,670
                                                             ------------ ----------------------------------------


(A free translation of the original in Portuguese)                     Unaudited
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                                  Corporate
QUARTERLY INFORMATION (ITR)                                          Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES                        March 31, 2005

--------------------------------------------------------------------------------
01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1 - CVM CODE   2  -  COMPANY NAME     3 - National Corporate Taxpayers' Registry
                                          (CNPJ)
--------------------------------------------------------------------------------
00482-0        BRASKEM S.A.           42.150.391/0001-70
--------------------------------------------------------------------------------

04.01 - Notes to the Quarterly Information
--------------------------------------------------------------------------------

                                                                         Parent company               Consolidated
                                                              -----------------------------------------------------

                                                                Mar/05        Mar/04       Mar/05        Mar/04
                                                              ------------ ----------------------------------------

Exclusion of financial cash effects                               (7,643)       (9,071)         3,095       12,987

Operational cash generation                                       636,782       480,918       773,049      401,657

                                                              ------------ ----------------------------------------

Resources from the sale of investments                                               95                         95
      Increase in investment                                     (15,841)      (14,787)      (15,841)     (14,791)
      Increase in property, plant and equipment                  (73,802)      (33,817)      (88,425)     (45,593)
      Increase to deferred assets                                (31,343)     (204,448)      (31,885)    (231,021)
                                                              ------------ ----------------------------------------

Net cash used in investing activities                           (120,986)     (252,957)     (136,151)    (291,310)
                                                              ------------ ----------------------------------------

Short-term debt
          Funds raised                                             32,214       671,837       125,931       768,329
          Payments                                              (843,020)   (1,377,290)     (901,493)   (1,694,745)
 Long-term debt
         Funds raised                                             244,118     1,368,908       248,823     1,716,071
         Payments                                                                            (24,065)
     Related parties
          Funds raised                                            143,176       138,735            17        31,433
          Payments                                              (255,807)     (227,088)      (37,882)      (12,113)
     Dividends paid to shareholders and minority interest        (20,372)           (1)      (10,106)       242,797
     Other                                                                                                    5,959
                                                               ----------- ------------- ---------------------------

Net cash provided by financing activities                       (699,691)       575,101     (598,775)     1,057,731
                                                               ----------- ------------- ---------------------------

Increase (decrease) in cash and cash equivalents                (183,895)       803,062        38,123     1,168,078
                                                               =========== ============= ===========================

Represented by
   Cash and cash equivalents, at the beginning of the year      1,556,869       423,791     1,753,444       689,597
   Cash and cash equivalents, at the end of the year            1,372,974     1,226,853     1,791,567     1,857,675
                                                               ----------- ------------- ---------------------------

Increase (decrease) in cash and cash equivalents                (183,895)       803,062        38,123     1,168,078
                                                               =========== ============= ===========================



                                      * * *